UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [x]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[x] Preliminary Proxy Statement

[  ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a-12

SunOpta Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[  ] Fee paid previously with preliminary materials.

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUNOPTA INC.

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

952-820-2518

April 14, 2023

Dear Fellow Shareholder:

Dean Hollis

It is our pleasure to cordially invite you to virtually attend the Annual and Special Meeting of the Shareholders of SunOpta Inc., which will be held on Thursday, May 25, 2023 at 3:00 P.M. Eastern Daylight Time.

At our Annual and Special Meeting, shareholders will vote on: the election of our directors; the appointment of our independent public registered accounting firm and auditor and authorization to fix their remuneration; the compensation of our named executive officers; a resolution to approve amendments to the Company’s Amended 2013 Stock Incentive Plan; and certain amendments to the Company’s by-laws, all as described in more detail in the accompanying proxy statement.

Joseph Ennen

You will have the opportunity to ask questions and express your views to the senior management of SunOpta Inc. and members of the Board of Directors who will be in attendance.

We are holding the Annual and Special Meeting as a completely virtual online meeting, which will be conducted via live webcast, where all shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate at the Annual and Special Meeting and engage with directors and management as well as other shareholders.  Shareholders will not be able to attend the Annual and Special Meeting in person.

Your vote is important to us. Whether or not you intend to attend the meeting virtually, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card, or if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

Sincerely,

Dean Hollis	Joseph Ennen
Chair	Chief Executive Officer

SunOpta Inc.

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

952-820-2518

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 25, 2023

To the holders of the common shares ("Common Shares") of SunOpta Inc. (the "Company"):

Notice is hereby given that an Annual and Special Meeting of Shareholders of SunOpta Inc. (the "Meeting") will be held on Thursday, May 25, 2023, at 3:00 P.M. Eastern Daylight Time, for the following purposes, all as described in more detail in the accompanying proxy statement:

1. to elect the directors of the Company;

2. to appoint the Company's independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration;

3. to consider and, if deemed advisable, approve a non-binding, advisory resolution to approve the compensation of the Company's named executive officers;

4. to consider and, if deemed advisable, to pass an ordinary resolution approving amendments to the Company's Amended 2013 Stock Incentive Plan;

5. to consider and, if deemed advisable, to approve an ordinary resolution confirming certain amendments to the Company's By-Law No 14; and

6. to consider and take action upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

This Notice is accompanied by a Proxy Statement, a proxy card, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2022, which includes the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2022 and related Management's Discussion and Analysis, and an envelope to return the proxy card.

The Board of Directors has fixed the close of business on March 24, 2023 as the record date for the determination of the shareholders of the Company entitled to receive notice of and to vote at the Meeting.  All such shareholders are cordially invited to attend the Meeting.

The Company is holding the Meeting as a completely virtual online meeting, which will be conducted via live webcast, where all shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate in the Meeting and engage with directors of the Company and management as well as other shareholders. Shareholders will not be able to attend the Meeting in person. Registered shareholders and duly appointed proxyholders will be able to attend, participate, submit questions and vote at the Meeting online at www.virtualshareholdermeeting.com/STKL2023. Non-registered shareholders (being shareholders who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder may also virtually attend as guests. Guests will be able to virtually attend and listen to the Meeting but will not be able to vote or ask questions at the Meeting.

Your vote is important. Whether or not you intend to attend the Meeting, please read the enclosed Proxy Statement and submit your vote by completing and returning the enclosed proxy card or if you are a beneficial owner of shares held in "street name," you may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2023.

This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2022 are first being made available on or about April 14, 2023 to shareholders of the Company entitled to receive notice of and vote at the Meeting as of the record date, and such materials are also available on our website at www.sunopta.com, under the "Investor Relations" link.

In order to be represented by proxy at the Meeting, you must complete and submit the enclosed Form of Proxy or another appropriate form of proxy.

SUNOPTA INC.

PROXY STATEMENT

BASIS OF PRESENTATION

In this document, all currency amounts are expressed in United States ("U.S.") dollars ("$") unless otherwise stated.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the "SEC") rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to shareholders. Most shareholders who reside in the United States have received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

If you would like to receive a paper copy of the proxy materials for the Annual and Special Meeting of Shareholders (the "Meeting") of SunOpta Inc. (sometimes referred to as "we", "us", "our", "the Company" or "SunOpta") and for all future meetings, please follow the Notice instructions for requesting such materials. The chosen electronic delivery option lowers costs and reduces environmental impacts of printing and distributing the materials.

What is the date, time and place of the Meeting?

The Meeting will be held on Thursday, May 25, 2023 at 3:00 P.M. Eastern Daylight Time. The Meeting will be held as a completely virtual online meeting, which will be conducted via live webcast.  Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided below.

To be admitted to the Meeting, please access the virtual meeting platform on the Internet at www.virtualshareholdermeeting.com/STKL2023. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on the proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online access to the Meeting will open approximately 15 minutes prior to the start of the virtual meeting.  In order to attend the virtual Meeting, it is very important that you retain your proxy card, Notice of Availability, or voting instruction form, and all related materials, including your assigned 16-digit control number, through the date of the Meeting. A shareholder also has the option of attending the virtual Meeting as a guest by using the same platform.  If you do not have access to a computer you may listen to the meeting by using the following numbers: (USA) 1-833-756-0862 or (International) 1-412-317-5752.  If you are dialing in, please ask the operator to join the SunOpta call.

Why am I receiving proxy materials?

We sent you the Notice or this proxy statement relating to the Meeting (this "Proxy Statement") and the accompanying proxy card because our Board of Directors (sometimes referred to as the "Board") is soliciting your proxy to vote at the Meeting and at any adjournment or postponement thereof.  You are invited to attend the Meeting and we request that you vote on the proposals described in this Proxy Statement.  However, you do not need to attend the Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or vote by telephone or Internet as described below under "How can I vote?"

What are the items of business scheduled for the Meeting?

There are five matters scheduled for a vote:

  the election of the director nominees specified in this Proxy Statement;

  the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditor and authorization for the Audit Committee to fix their remuneration;

  a non-binding, advisory resolution to approve the compensation of the Company's named executive officers ("NEOs");

  a proposal to approve certain amendments to the Company's Amended 2013 Stock Incentive Plan, a copy of the plan, including the proposed amendments, is attached as Exhibit A; and

  a proposal to confirm certain amendments to the Company's By-Law No. 14.

Shareholders will also consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.  The Board is not currently aware of any other matters to be presented at the Meeting.

What is included in the proxy materials?

The proxy materials include:

  this Proxy Statement for the Meeting;

  the accompanying proxy card; and

  our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2022, which includes the Audited Consolidated Financial Statements for the year ended December 31, 2022 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

What is a proxy?

It is your legal designation of another person to vote the shares you own.  The other person is called a proxy.  If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

The enclosed proxy card contemplates that Scott Huckins, Chief Financial Officer, and Jill Barnett, Chief Administrative Officer, General Counsel and Secretary, each be appointed to act as your proxy.  However, you may choose another person to act as your proxy.  If you wish to appoint as your proxy a person other than the individuals named on the proxy card to attend the Meeting and vote for you, you may do so by striking out the names on the proxy card and inserting the name of your proxy in the blank space provided in the proxy card, or you may complete another proper proxy card.  Your appointed proxy need not be a shareholder of the Company.  If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

Who is soliciting my proxy?

The proxy accompanying this Proxy Statement is solicited by management and the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular employees of the Company.  None of the officers, directors or employees will be directly compensated for such services.

How many classes of shares are outstanding?

The Company currently has one class of shares issued and outstanding, namely the Common Shares. The Common Shares are listed on the NASDAQ Global Select Market ("NASDAQ") under the stock symbol "STKL" and are listed for trading on the Toronto Stock Exchange ("TSX") under the stock symbol "SOY".

Who can vote at the Meeting?

Subject to the restriction noted below under "How many votes are needed to approve each proposal," each holder of Common Shares is entitled to one vote for every share owned. The holders of Common Shares vote together as a single class.

Only shareholders of record at the close of business on March 24, 2023, or the record date, will be entitled to vote at the Meeting. On the record date, there were 114,519,903 Common Shares issued and outstanding. Except as otherwise stated, all information relating to the number of outstanding shares or other securities of the Company in this Proxy Statement is as of March 24, 2023.

In the event a shareholder of record transfers his, her or its Common Shares after the close of business on the record date, the transferee of those shares will be entitled to vote the transferred shares at the Meeting provided that he, she or it produces properly endorsed share certificates representing the transferred shares to the Company's Secretary or transfer agent or otherwise establishes ownership of the transferred shares at least ten days prior to the Meeting.

What is the difference between a shareholder of record and a shareholder who holds shares in street name?

Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are important distinctions between shares held of record and those owned in street name.

Shareholder of Record - Shares Registered in Your Name

If, as of the close of business on March 24, 2023, your shares were registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record.  As the shareholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card, or to vote in person at the Meeting.  Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner - Shares Registered in the Name of Broker, Bank or Nominee

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares.  If you fail to provide sufficient instructions to your broker or nominee, that shareholder of record may be prohibited from voting your shares.  See "What if I do not specify how my shares are to be voted?" and "What are 'broker non-votes'?" below.

How can I vote?

You may vote your shares by one of the following methods:

Vote by Internet. To vote via the Internet before the meeting, go to www.proxyvote.com and follow the simple instructions.  You will be required to provide your 16-digit control number located on the Notice or your form of proxy. You may attend the Meeting via the Internet and vote during the Meeting by going to www.virtualshareholdermeeting.com/STKL2023. Be sure you have your control number information located on the Notice or your form of proxy available and follow the instructions.

Vote by Telephone.  To vote by telephone, call toll free 1-800-690-6903.  You will be prompted to provide your 16-digit control located on the Notice or your proxy card.

Vote by Mail.  If you received a printed set of proxy materials, you may complete, sign, date and mail the separate proxy card or other proper form of proxy in the envelope provided with this Proxy Statement.    If you vote by telephone or Internet, please do not mail your proxy card.

If you vote by telephone or Internet before the Meeting, your vote must be cast no later than the proxy cut-off of 4:00 P.M. Eastern Daylight Time on Tuesday, May 23, 2023 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting).  If you vote by proxy, your completed proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York USA 11717, prior to 4:00 P.M. Eastern Daylight Time on Tuesday, May 23, 2023 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting at which the proxy is to be used).  The Chair of the Meeting may waive or extend the proxy cut-off without notice at his own discretion.

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions provided by that broker, bank or nominee regarding how to vote or how to revoke your voting instructions.

If you return a signed proxy card or use the telephone or Internet to vote before the Meeting, the persons named as proxies in the proxy card will vote your Common Shares as you direct.

Even if you currently plan to attend the Meeting virtually, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.  Submitting your proxy via Internet, telephone or mail does not affect your right to vote during the Meeting.

How many votes are needed to approve each proposal?

The number of votes required to approve each of the proposals scheduled to be presented at the Meeting is as follows:

Proposal One: Election of Directors.  Directors are elected by a plurality of the votes cast, meaning the nominees who receive the largest number of votes will be elected as directors, up to the maximum number of directors to be elected.  However, in accordance with the Canada Business Corporations Act (the "CBCA") our Majority Voting Policy, nominees will only be elected if the number of votes cast in their favor represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by prox.  See "Proposal One - Election of Directors - Majority Voting Policy" below.

Proposal Two: Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditors and authorization of the Audit Committee to fix their remuneration.  This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal Three: Advisory vote regarding the compensation of the Company's NEOs.  This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.  Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future.

Proposal Four: Approval of Amendments to the Amended 2013 Stock Incentive Plan. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal Five: Confirmation of Amendments to By-Law No. 14. This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

What if I do not specify how my shares are to be voted?

Shareholders of Record.  If you are a shareholder of record and you submit a proxy card, but you do not provide voting instructions, your shares will be voted as follows:

FOR each of the eight nominees named in this Proxy Statement for election to the Company's Board of Directors;

FOR the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditor and authorization of the Audit Committee to fix their remuneration;

FOR the approval of the non-binding advisory resolution regarding the compensation of the Company's NEOs;

FOR the proposal to approve the proposed amendments to the Company's Amended 2013 Stock Incentive Plan; and

FOR the proposal to confirm the amendments to By-Law No. 14.

The Board does not expect that any additional matters will be brought before the Meeting.  The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Meeting.  Moreover, if for any reason any of our nominees are not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board.

Beneficial Owners.  If you are a beneficial owner and you do not provide the broker, bank or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on Proposal Two.  See "What are 'broker non-votes'?" below.

What are "broker non-votes"?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under NASDAQ rules, brokers that do not receive voting instructions from the beneficial owner have the discretion to vote on certain routine matters, but do not have the discretion to vote on the election of directors to the Board, executive compensation matters or any other significant matter as determined by the SEC.  We believe that Proposal Two relating to the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a matter on which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.  However, under current NASDAQ rules, we believe that brokers who have not received voting instructions from their clients will not be authorized to vote in their discretion on Proposals One, Three, Four or Five.  Accordingly, for beneficial owners of shares, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting.  The shares represented by proxies marked "abstain" will not be treated as affirmative or opposing votes.  Broker non-votes will not affect the outcome of the vote on any of the proposals to be voted upon at the Meeting because the outcome of each vote depends on the number of votes cast rather than the number of shares entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Common Share you owned as of March 24, 2023.

Who counts the votes?

The Company has nominated Broadridge Financial Solutions, Inc. to count and tabulate the votes. This is done independently of the Company to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Company only in cases where a shareholder clearly intends to communicate with management, the validity of the proxy is in question or where it is necessary to do so to meet the requirements of applicable law.

Is my vote confidential?

The Company's transfer agents (identified below) preserve the confidentiality of individual shareholder votes, except where a shareholder clearly intends to communicate his or her individual position to the management of the Company or as necessary in order to comply with legal requirements.

If I need to contact the Company's transfer agents, how do I reach them?

You can contact the transfer agent in Canada by mail at: TSX Trust Company, 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada M5H 4H1, or via telephone at 1-866-600-5869. You can contact the transfer agent in the United States by mail at: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York, USA 11219, or via telephone at 1-800-937-5449.

What does it mean if I receive more than one copy of the Notice or proxy card?

If you receive more than one copy of the Notice or more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or follow the instructions on each copy of the Notice to ensure that all of your shares are voted.

How do I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted by one of the following methods:

  Voting again by telephone or by Internet prior to 4:00 P.M. Eastern Daylight Time on May 23, 2023, as set forth above under "How can I vote?";

  Requesting, completing and mailing or delivering by facsimile a proper proxy card, as set forth above under "How can I vote?"; or

  Sending written notice of revocation, signed by you (or your duly authorized attorney), to the Secretary of the Company, at the Company's corporate offices at 7078 Shady Oak Road, Eden Prairie, Minnesota 55344, at any time prior to the last business day preceding the date of the Meeting.

Attendance at the virtual meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to the Secretary of the Company before the revoked or superseded Proxy is used at the virtual Meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose.

If you hold your shares in street name, you may revoke your proxy by following the instructions provided by your broker, bank or other nominee.

What is the quorum requirement?

Under NASDAQ listing rules, the presence at the Meeting, in person or represented by proxy, of at least two shareholders holding not less than one-third (33 1/3%) of all the Company's outstanding shares shall constitute a quorum for the purpose of transacting business at the Meeting.  As of the record date, there were 114,519,903 Common Shares. Therefore, holders of at least 38,173,301 of the Company's outstanding shares must be present, in person or represented by proxy, at the Meeting in order to establish a quorum. The Company encourages all of its shareholders to participate in the Meeting.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting.  We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC and with applicable Canadian securities regulatory authorities within four business days of the Meeting.  After the Form 8-K is filed, you may obtain a copy by visiting our website, by viewing our public filings in the U.S. at www.sec.gov or in Canada at www.sedar.com, by calling (952) 820-2518, by writing to Investor Relations, SunOpta Inc., 7078 Shady Oak Road, Eden Prairie, Minnesota 55344 or by sending an email to legal@sunopta.com.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following presents information regarding beneficial ownership of our shares as of March 24, 2023 by:

  each person who we know that beneficially owns more than 5% of our Common Shares;

  each of our directors and nominees;

  each of our NEOs; and

  all of our directors and executive officers as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all Common Shares subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 24, 2023. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Based solely on our review of statements filed with the SEC pursuant to Section 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Company is not aware of any other person or group that beneficially owns more than 5% of any class of voting shares of the Company, except as noted below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Oaktree Capital Group, LLC 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071	Common	20,726,126(2)	18.10%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common	7,637,234(3)	6.67%
Engaged Capital, LLC 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660	Common	6,186,823(4)(5)	5.40%

(1) Percentage of class is calculated based on a total of 114,519,903 Common Shares outstanding as at March 24, 2023.

(2) According to a Schedule 13D/A filed on July 2, 2021 by Oaktree Fund GP, LLC ("Fund GP"), Oaktree Organics, L.P. ("Organics") and Oaktree Huntington Investment Fund II, L.P. ("OHIF II LP" and together with Organics, the "Oaktree Funds") beneficially own 17,315,893 and 3,410,233 Common Shares, respectively, and have the sole power to vote and dispose of their respectively shares. In addition, Oaktree Huntington Investment Fund II GP, L.P. ("OHIF II GP"), the general partner of OHIF II LP, may be deemed to beneficially own the 3,410,233 Common Shares owned by OHIF II LP. Additionally, Fund GP, the general partner of OHIF II GP and Organics, Oaktree Fund GP I, L.P. ("GP I"), managing member of Fund GP, Oaktree Capital I, L.P. ("Capital I"), the general partner of GP I, OCM Holdings I, LLC ("Holdings I"), the general partner of Capital I, Oaktree Holdings, LLC ("Holdings"), the managing member of Holdings I, Oaktree Capital Group, LLC ("OCG"), the managing member of Holdings, Oaktree Capital Group Holdings GP, LLC, the indirect owner of the class B units of OCG, Brookfield Asset Management Inc. ("BAM"), the indirect owner of the class A units of OSC, and BAM Partners Trust, as the sole owner of Class B Limited Voting Shares of BAM, may be deemed to beneficially own the 20,726,126 shares owned in the aggregate by the Oaktree Funds.

(3) According to a Schedule 13G filed by BlackRock, Inc. ("BlackRock") on February 3, 2023, BlackRock beneficially owns 7,637,234 Common Shares and has sole voting power over 7,492,123 Common Shares and sole dispositive power over 7,637,234 Common Shares.

(4) On March 3, 2023, the Engaged Funds (as defined below) elected to exchange all of the shares of Series B-1 Preferred Stock held by them into 6,089,331 Common Shares.

(5) According to a Schedule 13D/A filed jointly by Engaged Capital, LLC ("Engaged Capital") and Glenn W. Welling on March 2, 2023, together with additional information provided by the Engaged Funds (as defined below), and following the completion of the exchange of Series B-1 Preferred Stock as described above, Engaged Capital Flagship Master Fund, LP ("Engaged Capital Flagship Master") beneficially owns 5,408,507 Common Shares and has the sole power to vote and dispose of those shares and Engaged Capital Co-Invest IV-A, LP ("Engaged Capital Co-Invest IV-A") beneficially owns 304,466 Common Shares and has the sole power to vote and dispose of those shares. In addition, a certain managed account of Engaged Capital (the "Engaged Capital Account", and together with Engaged Capital Flagship Master and Engaged Capital Co-Invest IV-A, the "Engaged Funds") holds 473,850 Common Shares. In addition, each of Engaged Capital Flagship Fund, LP and Engaged Capital Flagship Fund, Ltd., as feeder funds of Engaged Capital Flagship Master, may be deemed to beneficially own the 5,408,507 Common Shares beneficially owned by Engaged Capital Flagship Master. Further, Engaged Capital, as the general partner and investment advisor of Engaged Capital Flagship Master and Engaged Capital Co-Invest IV-A and the investment adviser of the Engaged Capital Account, may be deemed to beneficially own the 6,186,823 Common Shares beneficially owned in the aggregate by Engaged Capital Flagship Master, Engaged Capital Co-Invest IV-A and beneficially held in the Engaged Capital Account. Engaged Capital Holdings, LLC ("Engaged Holdings"), as the managing member of Engaged Capital, may be deemed to beneficially own the 6,186,823 Common Shares beneficially owned in the aggregate by Engaged Capital Flagship Master, Engaged Capital Co-Invest IV-A and beneficially held in the Engaged Capital Account. Mr. Welling, as the Founder and Chief Investment Officer of Engaged Capital and sole member of Engaged Holdings, may be deemed to beneficially own the 6,186,823 Common Shares owned in the aggregate by Engaged Capital Flagship Master, Engaged Capital Co-Invest IV-A and beneficially held in the Engaged Capital Account.

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Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)			Total Number of Common Shares, Vested Options and Vested RSUs	Percentage of Shares(5)
	Common Shares	Vested Options(3)	Vested RSUs/PSUs(4)
Dr. Albert Bolles Director	161,705	5,322	0	167,027	*
Rebecca Fisher Director	65,307	5,830	0	71,137	*
Dean Hollis(6) Chair of the Board	477,930	15,967	0	493,897	*
Katrina Houde Director	232,568	11,152	0	243,720	*
Leslie Starr Keating Director	61,180	5,830	19,547	86,557	*
Diego Reynoso(7) Director	0	0	0	0	*
Mahes S. Wickramasinghe Director	8,137	0	0	8,137	*
Joseph Ennen Chief Executive Officer	1,778,836	1,299,073	184,184	3,262,093	2.85%
Scott Huckins Chief Financial Officer	618,221	344,815	83,988	1,047,024	*
Jill Barnett Chief Administrative Officer	116,706	112,398	68,011	297,115	*
Michael Buick SVP and GM, PBFB	158,445	114,776	47,151	320,372	*
Chris Whitehair SVP Supply Chain	151,049	90,197	46,317	287,563	*
All directors and executive officers as a group (15 total)	3,963,686	2,166,238	533,162	6,663,086	5.82%

(1) The address of each director and executive officer is 7078 Shady Oak Road, Eden Prairie, MN 55344.

(2) Unless otherwise indicated, the persons in this table have sole voting and dispositive power with respect to the Common Shares shown as beneficially owned by them.  The information as to shares beneficially owned or over which control or direction is exercised, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective directors and executive officers individually.

(3) The number of vested options includes options that will become exercisable within 60 days of March 24, 2023. The exercise price of vested options ranges from $2.38 to $14.77 per share.

(4) The number of vested Restricted Stock Units ("RSUs") includes RSUs or Performance Stock Units ("PSUs") that will vest within 60 days of March 24, 2023 as well as any RSUs that a director has deferred until his or her departure from the Board. These amounts represent gross vesting amounts, without estimated shares withheld for tax.

(5) Percentage of Shares is calculated based on a total of 114,519,903 Common Shares outstanding as at March 24, 2023 (*indicates less than 1% of the outstanding Common Shares).

(6) Mr. Hollis also owns 500 limited partnership units of Organics, which owns 17,315,893 Common Shares. See Note (2) under "Security Ownership of Certain Beneficial Owners and Management." However, Mr. Hollis does not directly or indirectly exercise control or direction over the securities of the Company held by Organics.

(7) Mr. Reynoso was appointed to the Board on March 20, 2023 and will receive a prorated equity grant for his partial year of service at the next quarterly Board meeting at the end of April 2023.

Effective February 2018, the Company adopted a formal policy to prohibit officers and directors from hedging against declines in the market value of their equity-based compensation or equity securities through the use of financial instruments.  The Company is not aware of any officers or directors engaging in any hedging transactions prior to or after this policy becoming effective.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our Common Shares on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to SunOpta stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our Common Shares by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2022, all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis, except that the Form 4 filing made on March 30, 2022 for Michael Buick, the Form 4 filing made on June 15, 2022 for Chris Whitehair, the Form 4 filings made on August 3, 2022 for Dr. Albert Bolles, Rebecca Fisher, Dean Hollis, Leslie Starr Keating, Kenneth Kempf, Katrina Houde, and Mahes Wickramasinghe, and the Form 4 filings made on September 19, 2022 for Rebecca Fisher were late due to an administrative oversight. The ten late Form 4 filings reported a total of eleven transactions.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

The term of office of each director expires at the close of the next annual meeting of shareholders unless he or she resigns or his or her office becomes vacant as a result of death, removal or other cause.

It is proposed that the following eight individuals be elected as directors of the Company at the Meeting.  Each of the nominees named below has consented to be named herein and to serve as a director if elected.  Management has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable to serve as a director.  There are no family relationships among the Company's directors, executive officers or persons nominated or chosen to become directors.

Board of Director Nominees in Alphabetical Order:

Dr. Albert Bolles

Joseph Ennen

Rebecca Fisher

Dean Hollis

Katrina Houde

Leslie Starr Keating

Diego Reynoso

Mahes S. Wickramasinghe

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that shareholders vote FOR the election of each of the eight director nominees named above. Subject to the majority voting requirement described below, the eight nominees who receive the greatest number of votes cast at the Meeting will be elected as directors.

Amendments to the CBCA, which came into force on August 31, 2022, establish a majority voting requirement for directors. Specifically, the CBCA now requires that, for elections at which there is only one candidate nominated for each position available on the Board of Directors, shareholders vote "for" or "against" individual directors (rather than "for" or "withhold") and each candidate is elected only if they receive a majority of votes cast in their favor. The CBCA provides that if an incumbent director is not elected in those circumstances, the director may continue in office until the earlier of (i) the 90th day after the day of the election, and (ii) the day on which their successor is appointed or elected.

Abstentions and broker non-votes are counted only for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. If any of the nominees for director at the Meeting becomes unavailable for election for any reason, the proxies on this proposal will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Information about the Board Nominees

The biographies that follow provide certain information as of March 24, 2023, with respect to each director nominee.  The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on the Board in light of our business.

In addition to the factual information provided for each of the nominees, the Board and the Corporate Governance Committee (as Nominating Committee) also believe that each of the nominees has attributes that are important to an effective board, including: sound judgment and analytical skills; integrity and demonstrated high ethical standards; the ability to engage management and one another in a constructive and collaborative manner; diversity of background and experience; and the continued commitment to devote his or her time, energy and skills to ensure the growth and prosperity of the Company.

Advance Notice By-Law

Effective November 10, 2015, the Board approved and adopted by-law number 15 (the "Advance Notice By-Law") providing for advance notice requirements for the nomination of directors. The Company's shareholders subsequently approved the Advance Notice By-law at the annual and special meeting of shareholders held on May 10, 2016. A copy of the Advance Notice By-law can be found under the Company's profile on the SEDAR website at www.sedar.com or attached as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 13, 2015.

The Advance Notice By-Law establishes the conditions and framework under which holders of record of Common Shares may exercise their right to submit director nominations and is designed to ensure that shareholders receive adequate notice of all director nominations to be considered at a shareholders' meeting and sufficient information so that shareholders can cast an informed vote.

The Advance Notice By-Law provides that for an annual meeting of shareholders (including an annual and special meeting), advance notice of director nominations to the Company must be given not less than 30 days prior to the date of the annual meeting. If the annual meeting is to be held on a date that is less than 50 days following the date of public announcement of the date of the annual meeting, notice must be given by the nominating shareholder not later than the close of business on the tenth day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), called for the purpose of electing directors (whether or not called for other purposes as well), notice to the Company must be given no later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.  The Advance Notice By-Law requires the nominating shareholder to include in its notice to the Company certain information regarding the nominating shareholder and the director nominees.

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Dr. Albert Bolles Independent Age 65 Director Since 2016 Committees Corporate Governance Location Michigan, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  As CEO of Landec Corporation, Dr. Bolles successfully led profitability, operating, innovation and quality improvements, enabling divestiture of the Curation Foods businesses and transitioning the Lifecore Biomedical business from Landec to a stand-alone corporation.
  As EVP, Research, Quality and Innovation for ConAgra, Dr. Bolles championed the development and execution of multiple new and improved products, realizing incremental growth for ConAgra Foods and a multi-year pipeline to sustain and advance growth further.
  As VP, Worldwide R&D for PepsiCo Beverages and Foods, Dr. Bolles led global R&D for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods, including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs.
  Dr. Bolles' experience includes partnering with the FDA and USDA to influence and craft public policy benefiting consumers and passing the Food Safety Modernization Act in 2010.

RECENT PROFESSIONAL EXPERIENCE

Landec Corporation (2014 - 2022)

• Chief Executive Officer

• Member of Compensation Committee, Food Innovation Committee, and Nominating and Governance Committee

ConAgra Foods, Inc. (2006 - 2014)

• Executive Vice President, Chief Technology & Operations Officer

• Executive Vice President, Research, Quality and Innovation

PepsiCo, Inc.

• Vice President, Worldwide Research & Development (R&D), Beverages and Foods

EDUCATION Michigan State University (B.S., Microbiology; M.S. and Ph.D., Food Science)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS Landac Corporation (NASDAQ: LNDC) 5/2014 - 6/2019 Arcadia Biosciences Inc. (NASDAQ: RKDA) 5/2018 - Present

Joseph Ennen Non-Independent Age 56 Director Since 2019 Location Minnesota, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  Mr. Ennen has more than 30 years of extensive food and beverage experience, holding senior management, marketing, and finance positions at leading food and beverage companies, including Columbus Manufacturing, Safeway, PepsiCo/Fritolay, ConAgra Foods, Kellogg's, and General Mills.
  Mr. Ennen has consistently demonstrated a successful record of delivering top and bottom-line results by building high-performing teams, leading change through his focus on execution and his ability to achieve strategic, operational and financial objectives, while fostering positive relationships and confidence amongst all stakeholders.

RECENT PROFESSIONAL EXPERIENCE

SunOpta Inc. (April 2019 - Present)

• Chief Executive Officer

Columbus Manufacturing, Inc. (2015 - 2017)

• Chief Executive Officer

• President

Safeway, Inc. (2009 - 2015)

• Senior Vice President and General Manager of Own Brands

PepsiCo/Frito Lay (2004 - 2009)

• Group Vice President - Innovation

• Vice President Marketing - Core Brands

EDUCATION
University of Minnesota (B.S., Business (Finance & Marketing)
University of Michigan (MBA, concentrations in Marketing & Corporate Strategy)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS

None

Rebecca Fisher Independent Age 59 Director Since 2019 Committees Compensation (Chair) Corporate Governance Location Texas, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  As Chief Human Resources Officer of Leeward Renewable Energy, a growth-oriented renewable energy company, Ms. Fisher leads the company's human resources strategy and systems, talent acquisition, talent management, total rewards, diversity & inclusion, and cultural development.
  Ms. Fisher has over 25 years of strategic leadership in Human Resources (HR), with progressive experience directing all aspects of HR for small-, mid- and large-cap organizations.
  Ms. Fisher has extensive experience in human capital strategy, business and culture transformation, talent management and succession planning and has been successful in transforming organizations and aligning cultures with business strategies to build and empower workforces to succeed

RECENT PROFESSIONAL EXPERIENCE

Leeward Renewable Energy, LLC (May 2021 - Present)

• Chief Human Resources Officer

Fisher Consulting Partners LLC (2019 - 2021)

• Principal and Owner

PepsiCo, Inc. (2005 - 2018)

• Senior Vice President of Human Resources, Talent Management

• Various senior leadership positions across North America and globally

EDUCATION
Texas Christian University (B.S., Broadcast Journalism, minor in Business Administration)

Certified Executive Coach; Certified Six Sigma

COMMUNITY INVOLVEMENT

Previous Non-Profit Board of Director roles served as Compensation Chair and Governance Committee member (Media and Animal Rights)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS

None

Dean Hollis Independent (Chair) Age 62 Director Since 2016 Committees Audit Compensation Location Nebraska, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  As President and Chief Operating Officer of ConAgra Foods, Consumer Foods, Mr. Hollis developed and executed a worldwide business transformation strategy while overseeing the largest part of the company's portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries.
  Mr. Hollis has extensive experience in the food industry and has served as a director on the boards of several public and private companies and non-profits, including Hain Celestial Group, Inc., HumanCo Acquisition Corp., Boardriders, Inc., AdvancePierre Foods, Inc., Boulder Brands, Inc., Diamond Foods, Inc., and Landac Corporation; and Stetson University, The Nature Conservancy, Caribbean Chapter, and Project Harmony.
  Mr. Hollis has several wide-ranging privately held businesses and investments, including in franchising, transportation services, and early-stage food and technology.  In 2008, he founded Diventures, a company in the scuba, swim, and travel industry.

RECENT PROFESSIONAL EXPERIENCE

Oaktree Capital (2008 - Present)

• Senior Advisor

ConAgra Foods (1987 - 2008)

• President and Chief Operating Officer, Consumer Foods

• Executive Vice President, Retail Products

• Various President Positions

EDUCATION
Stetson University (B.A., Psychology)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS

Hain Celestial Group, Inc. (NASDAQ: HAIN) 9/2017 - Present

HumanCo Acquisition Corp. (NASDAQ: HMCOU) 12/2020 - 12/2022

AdvancePierre Foods, Inc. (formerly NYSE: APFH) 12/2008 - 6/2017

Katrina Houde Independent Age 64 Director Since 2000 Committees Corporate Governance (Chair) Audit Location Ontario, Canada

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  Ms. Houde has senior leadership experience with over 30 years in the consumer products industry, including holding a variety of senior-level positions in food manufacturing.
  Ms. Houde has a proven track record of achievements contributing to enhanced corporate performance through effective P&L management, as well as leading successful teams and strategic initiatives in manufacturing, agribusiness, and operations.
  Having served as Interim CEO of SunOpta on two separate occasions, Ms. Houde has extensive knowledge of the Company's history, strategies, and governance practices.

RECENT PROFESSIONAL EXPERIENCE

Independent Consultant (2000 - Present)

SunOpta Inc.

• Interim Chief Executive Officer (2019, 2016 - 2017)

Cuddy International Corporation (1996 - 2000)

• President of Cuddy Food Products Division

• Chief Operating Officer

EDUCATION
University of Windsor (Honors Bachelor of Commerce)

Harvard Executive Education program (Strategic Negotiations & Deal Making), Dale Carnegie Leadership Program, The Juran Institute Lean Six Sigma, 3M Total Quality Management Program

COMMUNITY INVOLVEMENT

Various not for profit boards in healthcare, education and the arts

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS
Lifecore Biomedical Inc (formerly Landec Corporation) (NASDAQ: LFCR) 8/2019 - Present

Leslie Starr Keating Independent Age 62 Director Since 2019 Committees Corporate Governance Audit Location Texas, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  As EVP, Supply Chain Strategy and Transformation for Advance Auto Parts, Ms. Keating led the development and execution of the re-architecture of the business model to deliver transformative financial value.
  Ms. Keating acquired extensive experience in supply chain, manufacturing, warehousing and transportation during her 31-year career holding numerous executive roles with PepsiCo. As SVP of Supply Chain for Frito-Lay North America, she led the company through doubling productivity over historical levels, while executing the go-to-market transformation strategy.
  Ms. Keating's in-depth knowledge of manufacturer and consumer products within the food and beverage industry, as well as her deep understanding of innovation commercialization contributes significantly to SunOpta's Board.

RECENT PROFESSIONAL EXPERIENCE

Advance Auto Parts, Inc. (2017 - 2018)

• Executive Vice President, Supply Chain Strategy and Transformation

PepsiCo, Frito-Lay North America (1985 - 2017)

• Senior Vice President, Supply Chain

• Vice President, Commercialization and Supply Chain

• Vice President, Logistics and Warehousing

• Vice President, Operations for North Division

EDUCATION
Virginia Tech (B.S., Mechanical Engineering)

Georgia State University (MBA)

COMMUNITY INVOLVEMENT

Make-A-Wish Foundation, North Texas

• Board of Directors (2017- Present); Chairperson of Board (2020 - 2021)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS
Westrock Coffee Company (NASDAQ: WEST) 8/2022 - Present

Riverview Acquisition Corp (formerly NASDAQ: RVACU) 8/2021- 8/2022

Chesapeake Energy Corp (NYSE: CHK) 9/2017 - 2/2021

Diego Reynoso Independent Age 47 Director Since 2023 Committees Audit Location Illinois, USA

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  Mr. Reynoso has served as CFO for several multi-billion dollar brands, leading large, international teams in the foods and spirits industry who are responsible for finance, tax, treasury, M&A, marketing, sales, insights, controls, strategy, and commercial operations.
  As CFO of Constellation Brands, Mr. Reynoso led an international team of finance experts to transform the legacy beer distributor into a consumer products company.
  Mr. Reynoso will leverage his deep passion for sustainability and innovation to help the Company execute on its key growth and innovation initiatives.

RECENT PROFESSIONAL EXPERIENCE

Tyson Foods, Inc. (2021 - Present)

• Chief Financial Officer, Prepared Foods

Constellation Brands (2017 - 2021)

• Senior Vice President and Chief Financial Officer, Beer Division

Beam Suntory, Inc. (2005 - 2017)

• Chief Financial Officer, Global Operations and Vice President, Finance, Tax and Treasury

• Chief Financial Officer, Americas and General Manager of International Markets

• Chief Operating Officer and Chief Financial Officer, North America

EDUCATION
Universidad Nacional Autonoma de México (B.S., Chemical Engineering)

Institituto Panamericano de Alta Dirección (MBA)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS
None

Mahes S. Wickramasinghe Independent Age 66 Director Since 2021 Committees Audit (Chair) Location Ontario, Canada

PROFESSIONAL HIGLIGHTS AND QUALIFICATIONS

  As CAO for Rogers Communications, Mr. Wickramasinghe is responsible for key initiatives and operations to strengthen the strategic growth and performance of the organization, including strategy, corporate development, supply chain and procurement, performance management, corporate security, and overseeing ESG initiatives.
  Mr. Wickramasinghe has extensive, international expertise across a variety of industries having served in a range of senior executive roles across some of the largest companies in Canada, managing complex acquisitions and restructurings and leading functions in operations, technology, finance, and data. Mr. Wickramasinghe has gained deep risk management and governance experience having led Enterprise Risk at Canadian Tire Corporation and Audit and Risk Management at Bell Canada Enterprises, and serving as Chief Security Officer at CIBC.

RECENT PROFESSIONAL EXPERIENCE

Rogers Communications, Inc. (2022 - Present)

• Executive Vice President & Chief Administrative Officer

Canadian Tire Corporation (2014 - 2021)

• Chief Executive Officer, Canadian Tire Bank

• Executive Vice President and Chief Corporate Officer

• Chief Strategy Officer

CIBC

• Chief Financial and Administrative Officer of CIBC Electronic Bank

• Chief Administrative Officer of CIBC Retail Bank

EDUCATION, CERTIFICATIONS AND MEMBERSHIPS
American Institute of Certified Public Accountants, Member (US)

Chartered Institute of Management Accountants, Fellow (UK)

Institute of Chartered Accountants, Member (Sri Lanka)

OTHER PUBLIC AND CANADIAN LISTED COMPANY DIRECTORSHIPS
None

CORPORATE GOVERNANCE

Introduction

The Board believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. Consequently, the Board is committed to ensuring that the Company follows best practices and continually seeks to enhance and improve its corporate governance practices.

Board Mandate

The Board is responsible for the stewardship of the Company and supervising the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. The Board establishes overall policies and standards for the Company. Where appropriate, the directors rely upon management and the advice of the Company's outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each such committee.

In accordance with its mandate, the Board oversees and reviews the development and implementation of the following significant corporate plans and initiatives, among others:

  the Company's strategic planning process;
  the identification of the principal risks to the Company's business and the implementation of systems to manage these risks, whether financial, operational, environmental, cyber- or safety-related or otherwise;
  succession planning and evaluation of relative strengths of existing management including the needs to ensure sufficient depth of management;
  oversight of communications and public disclosure including the Company's disclosure policy and receiving feedback from stakeholders;
  analysis and approval of significant transactions including material acquisitions and dispositions of businesses or other Company assets; and
  the Company's internal controls and management information systems.

Board Composition, Size and Leadership

The articles of incorporation of the Company provide that its Board shall consist of a minimum of five and a maximum of fifteen directors. The Board of Directors has fixed the number of directors at eight.

Joseph Ennen, our CEO, currently serves on the Board, and Dean Hollis is the Chair of the Board. The Board does not have a formal policy concerning the separation of the roles of CEO and Chair, as the Board believes that it is in the best interests of the Company to make that determination based on the position and direction of the Company and the composition of the Board from time to time. As indicated above, these roles are currently separate.

The Chair of the Board sets the agenda for meetings of the Board with input and feedback from the directors.  Additionally, the Chair's duties entail: conducting and presiding at executive sessions of the Board, serving as a liaison to and acting as a regular communication channel between the members of the Board and the CEO of the Company, and consulting with the CEO about the concerns of the Board.

All committees of the Board are chaired by independent directors. The Board and the Corporate Governance Committee believe that the current Board leadership structure is an appropriate structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of the Company and its shareholders.

Board Skills and Experience

In accordance with its mandate, the Corporate Governance Committee regularly considers the appropriate skills and characteristics required of Board members, taking into consideration the Board's short-term needs and long-term succession plans.  The Corporate Governance Committee believes that the Board should be comprised of directors with a broad range of experience and expertise. Additionally, the Committee develops and periodically updates a long-term plan for the Board's composition taking into consideration the independence, age, skills, experience and availability of service to the Company of its members, as well as the opportunities, risks, and strategic direction of the Company. Having regard for the results of the foregoing, the Corporate Governance Committee makes recommendations to the full Board regarding the size and composition of the Board and seeks to identify qualified individuals to become Board members as deemed appropriate.

While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills and types of experience are generally sought by the Corporate Governance Committee, and have been utilized in seeking additions to the Board:

• Accounting, Finance or Financial Reporting: Accounting and audit expertise are valued in order to enable the Board to oversee management's handling of financial and financial reporting matters, including by: critically assessing the Company's financial performance and projections; understanding the Company's critical accounting policies, as well as technical issues relevant to internal and external audit; and evaluating the robustness of the Company's internal controls. The Committee values candidates who have experience in senior financial roles and/or in financial advisory roles. Such experience enhances the Board's oversight of financial performance, assists it in its assessment of strategic opportunities and risks and allows it to more effectively address issues relevant to capital and capital structure.

• Corporate Governance/Other Public Boards: In light of the competing demands of stakeholders and the increasingly complex governance environment in which public companies operate, the Committee values candidates who possess a sophisticated understanding of corporate governance practices and norms, and/or board expertise.

• Cybersecurity: The Committee seeks candidates with practical expertise in strategy, implementation, and controls related to information security, cybersecurity, and data privacy programs and systems to assist the Board in understanding and assessing the threats faced by the Company and preventing and protecting the Company from these threats.

• ESG (Environmental, Social, Governance): As the Company is committed to incorporating ESG principles into its business strategies and organizational culture and working to meet its ESG-related commitments and goals, the Committee seeks candidates who possess a working understanding of various topics and issues relevant to our commitments, progress, and reporting.  The Committee values candidates who have knowledge and experience related to the physical impacts of climate change; waste and hazardous materials management; sustainable product design and lifecycle management; sustainable sourcing practices; water and wastewater management; energy efficiency management; human rights; diversity, equity and inclusion (DEI); government affairs, workplace health and safety, product quality and safety, public company board governance; compliance and business ethics; and ESG reporting principles and frameworks.

• Food and Beverage: As the Company's business is derived from sales within the food and beverage industry, the Committee seeks candidates who possess a solid understanding, preferably gained through management or board service, of industry dynamics on a global and regional basis; contract manufacturing; private label, retail, Consumer Packaged Goods (CPGs) and food service businesses; R&D and product innovation; food safety and quality.

• Food Safety and Quality: The Company is subject to a range of governmental regulations and policies regarding food safety and quality.  For example, we are affected by laws and regulations related to seed, fertilizer, and pesticides; the purchasing, harvesting, transportation and warehousing of agricultural products; the processing, packaging, and sale of food and beverages, including wholesale operations; product labeling and marketing; food safety and food defense.  Candidates who possess an understanding of these requirements as well as food safety and food product certifications are valued by the Committee since such experience assists the Board in more effectively carrying out its compliance oversight responsibilities and understanding how any new laws or regulatory trends within the food industry may impact strategic decisions.

• Investor/Public Relations: Recognizing that investors play a major role in the success and growth of the Company, the Committee values candidates who understand how to effectively communicate company information to investors, and other stakeholders, and the importance of maintaining strong, transparent relationships with our shareholders and building long-term credibility with the investment community.

• Risk Management: The Committee seeks candidates with practical expertise in enterprise risk management frameworks, systems, processes, tools, and techniques, to assist the Board in understanding and assessing the risks and opportunities faced by the Company generally, including those inherent in its strategic initiatives.

• Senior/Executive Leadership: The Committee seeks business and other leaders who have demonstrated leadership, mature judgment, operating success, and an understanding of complex organizations in progressively challenging roles. Such individuals are believed to provide the most effective counsel to management, as well as critical oversight on behalf of stakeholders. Chief Executive Officer, Chief Financial Officer or Board/Committee Chair level experience is valued.

• Strategy Planning/Business Operations: Recognizing the importance of the Board's oversight role with respect to corporate strategy, the Committee seeks candidates who possess board, senior management and/or other experience in strategy development or analysis, as well as general business operations, including sales, marketing, manufacturing operations, supply chain and R&D.

• Talent Management/Compensation: The Committee values candidates with hands-on roles in developing, managing, compensating, and motivating people. Such skills and experience assist the Board in fulfilling its responsibility to ensure that the Company maintains effective incentive programs which attract, motivate, and retain top talent, while at the same time reinforcing the Company's strategic priorities. Talent management and compensation expertise also serve to align the Board with leadership development and succession planning.

A skills matrix showing the skills and expertise or each of the nominees is set forth below:

Skills/Experience			Director Nominees
	Bolles	Ennen	Fisher	Hollis	Houde	Keating	Reynoso	Wickramasinghe
Accounting, Finance or Financial Reporting		✓		✓			✓	✓
Corporate Governance/Other Public Board	✓		✓	✓	✓	✓		✓
Environmental, Social, Governance	✓		✓	✓		✓
Food and Beverage Industry	✓	✓	✓	✓	✓	✓	✓
Food Safety and Quality	✓					✓
Investor and Public Relations	✓	✓	✓	✓				✓
Risk Management	✓		✓	✓	✓	✓	✓	✓
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning/ Business Operations	✓	✓	✓	✓	✓	✓	✓	✓
Talent Management/ Compensation		✓	✓	✓	✓	✓

Director Independence

Under NASDAQ listing rules, a majority of the members of the Board must be "independent directors". An independent director under NASDAQ listing rules is a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

National Policy 58-201 - Corporate Governance Guidelines of the Canadian Securities Administrators (the "CSA") recommends that boards of directors of reporting issuers be composed of a majority of independent directors.  A director is considered independent only where the board determines that the director has no "material relationship" with the Company.  Director independence of each of the current directors is determined by the Board with reference to the requirements set forth by the CSA in National Instrument 52-110 - Audit Committees, as well as the rules and regulations of the TSX, NASDAQ and SEC.

The Board has determined that each of the following seven directors nominated for election are independent: Dr. Albert Bolles, Rebecca Fisher, Dean Hollis, Katrina Houde, Leslie Starr Keating, Diego Reynoso, and Mahes S. Wickramasinghe. Joseph Ennen, CEO, is currently an officer of the Company, and is therefore not considered independent. As a result, if all of the director nominees are elected at the Meeting, seven of the eight directors will be independent. These independent directors currently comprise in full the membership of each standing Board committee described in this Proxy Statement.

Annual Evaluation

The Board, each committee and each of the individual directors are assessed annually at the end of the year as part of the Company's evaluation process to determine whether the Board and its committees are functioning effectively. Directors provide feedback evaluating Board and committee effectiveness on multiple criteria. The evaluation asks questions about what was done well and what could be done better and covers a broad range of matters, including Board and committee structure and composition, Board and committee leadership, strategic planning, risk management, operational performance, Board education and Board processes and effectiveness. During this annual assessment process, each director is required to complete an individual assessment of fellow directors, which is prepared and reviewed by someone other than the directors.  The results of the Board and committee assessments are reported to, and discussed in detail at, a meeting of the full Board. Each individual director meets with the Board Chair or Corporate Governance Committee Chair to discuss any concerns or issues regarding board effectiveness.  The most recent evaluation was conducted in the fall of 2022.

Executive Sessions

The independent directors meet without management and non-independent directors at regularly scheduled in-person Board meetings, generally following meetings of the full Board. As previously noted, the Chair of the Board presides over these meetings.

Meeting Attendance

The Board held 9 duly called meetings during fiscal year 2022 and standing committees of the Board held a total of 24 meetings. Each incumbent board member attended 78% or more of the Board meetings during his or her service period in 2022, and 80% or more of the meetings of those committees on which he or she served. All directors were in attendance virtually at the 2022 Annual Meeting of the Shareholders held on May 26, 2022.

Term and Age Limits

A director's term of office is from the date on which he or she is elected or appointed until the close of the next annual meeting. The Board believes that individual directors should be rigorously evaluated on the basis of their skills, knowledge, experience, character, attendance and contributions to the Board and the business of the Company and the specific needs and requirements of the Board without regard to their term of service or age.  At this time, the Board has, therefore, not adopted term or age limits for directors as it believes it is important to find a balance between ensuring a mechanism for fresh ideas and viewpoints while not losing the insight, experience and other benefits of continuity contributed by longer serving directors. However, as the Board recognizes that diversity of views from longer-term and newly-appointed directors can contribute to effective decision making, the Board considers the term of service of individual directors, the average term of the Board as a whole and turnover of directors in recent years when proposing a slate of nominees.

Diversity

The Board believes that directors and executive officers with diverse backgrounds, experiences and expertise benefit the Company by enabling the Board to consider issues from a variety of perspectives.  In 2015, the Board approved a separate written diversity policy, later revised in January 2022, which is available at our website at www.sunopta.com, under the "Investor Relations" link.  Among other matters, the diversity policy outlines our approach in respect of the identification and nomination of women as well as indigenous peoples, persons with disabilities or members and visible minorities (together with women, "designated groups") as directors of the Company.

In support of the Company's commitment to diversity, when selecting qualified candidates to serve on the Board, the Company considers a wide range of diversity criteria including gender, visible minorities, Indigenous people, persons with disabilities, ethnicity, sexual orientation, age, geographic location and other factors. The Board seeks to include members not only with diverse backgrounds, but also with a diverse set of skills and experience, including appropriate financial and other expertise relevant to the business of the Company, in order to find the best qualified candidates given the needs and circumstances of the Company. The Board has established specific targets relating to the identification, nomination or representation on either the Board or among executive officers based on gender, specifically, the Company is committed to ensuring that women comprise no less than 30% of our Board and the Company also aspires to have women comprise no less than 30% of our executive team by 2030. The Board will also seek to ensure that the Board has at least two members who are "Diverse" as defined in Rule 5605(f) of the Nasdaq Stock Market ("Nasdaq Rule 5605(f)"), including (i) at least one member who self-identifies as Female and (ii) at least one member who self-identifies as an Underrepresented Minority or LGBTQ+, as such terms are defined in Nasdaq Rule 5605(f). Currently, the Board meets this requirement.

Presently, the Board is comprised of three female directors (37.5%) and five male directors (62.5%). Assuming all of the Company's nominees are elected, the Board will continue to be comprised of three female directors (37.5%) and five male directors (62.5%) who collectively represent a wide range of industries, cultural, geographic, functional and other perspectives. In addition, two of the nominees (25%) for election to the Board are a member of a designated group (other than women). The Company will continue to monitor annually the effectiveness of the Company's diversity policy, including its level of board diversity, and consider whether it would be appropriate to include additional goals for the representation of designated groups or other diversity categories in the future. In addition, the Board hopes to further expand diversity on the Board as turnover occurs while taking into account the skills, experience and knowledge desired at that particular time by the Board.

With respect to executive officer positions, currently there is one female (12.5%) and seven males (87.5%) at this level within the Company. As noted above, the Company aspires to have women comprise no less than 30% of our executive officer positions by 2030. At the Vice-President level and higher, women presently comprise 9 out of 23 positions or 39%.  The Company established a Women's Leadership Program at the end of 2019 in order to assist with the growth and development of future women leaders in the Company. Through external speakers, trainings, mentor relationships, connection circles and other programs, the Women's Leadership Program provides additional training and opportunities to further assist employees in their growth and development. While the Company monitors and considers the level of representation of designated groups when appointing members of senior management, other than as noted above, it has not established any specific targets or percentage representation at this time for the executive team.

The table below illustrates the diversity of our current Board as of March 24, 2023.

Board Diversity Matrix as of March 24, 2023
Board Size:
Total Number of Directors	8
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	3	-	-
Number of directors who identify in any of the categories below:
African American or Black	-	-	-	-
Alaskan Native, American Indian, First Nations, Inuit or Métis	-	-	-	-
Arab	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	2	-	-
Other category	1	-	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ+	-
Undisclosed	-

Code of Conduct

Each of the directors and executive officers of the Company is required to certify on an annual basis that he or she has reviewed and is knowledgeable as to the contents of the Company's Business Ethics and Code of Conduct (the "Code of Conduct") and is not aware of any violations of the Code of Conduct. All new employees of the Company are required to certify at the time of hiring that they have reviewed and are knowledgeable as to the contents of the Code of Conduct.  The Company monitors compliance with the Code of Conduct through management oversight and regular communications with employees. In addition, the Company has established and maintains, through an independent third-party service provider, a confidential toll-free ethics reporting hotline which all directors, officers and employees are advised of and encouraged to use to report matters which may constitute violations of the Code of Conduct.

In 2022, we revised and updated our Code of Conduct to illuminate how integrity, ethics, compliance, human rights, health and safety, and a commitment to high quality are absolutely necessary to achieving our mission and improving lives. A copy of the current Code of Conduct is available, without charge, at www.sunopta.com or upon written request to the Company at SunOpta Inc., 7078 Shady Oak Road, Eden Prairie, Minnesota 55344. Any amendments to, or waivers of, the Code of Conduct which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.sunopta.com.

Director Orientation and Continuing Education

The Company has a formal director orientation policy to ensure that all new directors receive proper orientation to facilitate the level of familiarity with the Company's practices, policies and operations required to meet Board responsibilities.

The current process to orient new directors is as follows:

1) The new director meets with the Chair of the Board and the Company's CEO to discuss various information about the Company, including history, vision, mission and values, organization structure, shareholdings, strategic plan, fiscal business plan and budget, historical and current year to date fiscal results.

2) The new director meets with the Chair to discuss the aspects of the Board such as organizational documents and Board and committee minutes for the past year, Board administration matters, expense reimbursement practices, and Company policies.

3) The new director meets with other directors of the Company and certain members of management which allows new directors an opportunity to ask questions about the role of the Board, its committees and directors and the nature and operation of the Company. Following nomination, new directors are encouraged to meet other members of management and to visit the Company's premises and view its operations.

4) New directors are provided access to the Company's continuous disclosure documents as filed with the SEC and on SEDAR, investor presentation material, the Board mandate and the Code of Conduct. New directors are required to affirm that they have read and understand the Code of Conduct.

The Company also encourages directors to attend other appropriate continuing education programs. Furthermore, the Board and its committees received a number of presentations in 2022 to expand the Board's knowledge of the Company's business, industry and principal risks and opportunities. Presentation topics included cybersecurity, attracting and retaining talent, labor trends, environmental, social and governance (ESG) performance, consumer and retail trends, product development and innovation, productivity initiatives, aseptic plant manufacturing operations, employee health and safety initiatives, and regulatory updates. In addition to these presentations, written materials likely to be of interest to directors that have been published in periodicals, newspapers or by legal or accounting firms are routinely forwarded to directors or included with Board and committee meeting materials.

Risk Oversight

The Board and its Committees

The Board has risk oversight responsibility and sets the tone for the appropriate management of risk tolerance while achieving strategic objectives of the Company. The Board strives to effectively oversee the Company's enterprise-wide risk management in a way that balances risk while enhancing of the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to set the tone for effective risk management within the Company culture. The Board maintains an active dialogue with management to oversee existing risk management processes, and the identification, assessment, and management of the Company's most significant risk exposures. The Board receives regular updates from management about the Company's most significant risks to help it evaluate whether management is responding appropriately. During each regularly scheduled Board meeting, the Board reviews components of the Company's long-term strategic plans and associated principal issues, which includes foreseeable risks that the Company expects to face in the future.

The Board oversees risk management directly, as well as through its committees as follows:

Board Committee	Risk Mitigation Role
Audit	Reviews the Company's policies and practices with respect to risk assessment and risk management, including discussing with senior management major financial risks and the steps taken to monitor and control exposure to such risk.

Reviews quarterly updates regarding the Company's Enterprise Risk Management program and status of top risks through quarterly scorecards including key risk metrics vs targets and progress against action plans. As an example, the Audit Committee receives updates on initiatives and progress related to cybersecurity matters from the Chief Information Officer each quarter.
Corporate Governance	Considers risks related to succession planning and internal governance policies and practices
Compensation	Considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements

The Company's Enterprise Risk Management Steering Committee, composed of the CEO, CFO, and CAO and other members of senior leadership, provides regular reports and recommendations to the Board to assist the Board with its overall risk oversight function.

Management

Management executes the day-to-day risk management operations of the Company.  Management is responsible for the identification, assessment, and management of risk, the implementation of approved strategic business plans and initiatives, and the operation and execution of risk management activities within authorized budgets and in accordance with corporate policies and procedures. As part of the Company's Enterprise Risk Management program, the Enterprise Risk Management Steering Committee meets quarterly to ensure alignment on risk management priorities, proactively identify, prioritize, and assess key risks, review the effectiveness of the Company's risk management strategies, assess progress against the risk management action plans presented by risk owners, and increase the likelihood of achieving overall Company strategy and objectives.

Cybersecurity

In 2022, the Board reviewed and discussed cybersecurity and information security measures with the Chief Information Officer. The Company's cybersecurity program is reviewed by the Enterprise Risk Management team on a quarterly basis. The Company did not have a material cybersecurity breach during 2022.

Succession Planning

The Board, the Corporate Governance Committee and the Compensation Committee have been successful in developing and retaining a team of directors and executives that has completed the turnaround of the Company and is now focused on driving growth. The Corporate Governance Committee works jointly with the Compensation Committee and is responsible for the normal succession planning that occurs over time, such as recruiting and evaluating new executive and director talent, as well as developing internal candidates.  This process includes an ongoing evaluation, with the involvement of management, of the Company's leadership development strategies and a consideration of potential candidates, including existing Company employees. The Board and management discuss the strengths and gaps of key succession candidates, development progress over the prior year and future development plans, that include long range planning for executive development, to ensure leadership sustainability and continuity. Formal succession planning has been implemented at key positions in the Company in furtherance of this goal.

Board Committees

The Board presently has three committees, with the principal functions and membership described below.  Each committee has a charter, which is available at our website at www.sunopta.com, under the "Investor Relations" link.  The following table summarizes the current membership of each of our three Board committees.  Each of the three committees is composed entirely of independent directors.

Director	Audit Committee	Corporate Governance Committee	Compensation Committee
Dr. Albert Bolles		✓
Rebecca Fisher		✓	Chair
Dean Hollis	✓		✓
Katrina Houde		Chair	✓
Leslie Starr Keating	✓	✓
Diego Reynoso	✓
Mahes S. Wickramasinghe	Chair

Audit Committee

The Audit Committee's duties and responsibilities are documented in a formal Audit Committee Charter, which is reviewed annually. These duties and responsibilities include (a) providing oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board the appointment and authorizing remuneration of the Company's auditors; (c) providing oversight of the adequacy of the Company's system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. The Audit Committee meets a minimum of four times a year to review the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, which are filed with the SEC in the U.S. and with applicable securities regulators in Canada.  Other meetings may be held at the discretion of the Chair of the Audit Committee.  The Audit Committee has free and unfettered access to Ernst & Young LLP, the Company's independent registered accounting firm and auditors, the Company's risk management and internal audit team and the Company's internal and external legal advisors.

The Audit Committee maintains a company-wide whistle-blower policy related to the reporting of concerns in accounting or internal controls. This policy gives all employees of the Company the option of using a hot line administered by a third party for communication of concerns dealing with a wide range of matters including accounting practices, internal controls or other matters affecting the Company's or the employees' well-being.

Our Audit Committee is currently comprised of Mahes S. Wickramasinghe (Chair), Dean Hollis, Leslie Starr Keating, and Diego Reynoso. The Board has determined that each member of the Audit Committee (1) is "independent" as defined by applicable SEC and CSA rules and NASDAQ and TSX listing rules; (2) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  In addition, the Board has determined that Dean Hollis and Mahes S. Wickramasinghe each meet the definition of "audit committee financial expert," as defined in SEC and CSA rules, and has appointed Mr. Wickramasinghe as Chair of the Audit Committee.

The report of the Audit Committee appears under the heading "Report of the Audit Committee" below.

The Audit Committee met formally ten times during fiscal 2022.

Corporate Governance Committee (Nominating Committee)

The Corporate Governance Committee's duties and responsibilities are documented in a formal Corporate Governance Committee Charter, which is reviewed annually. These duties and responsibilities include: (a) identifying individuals qualified to become members of the Board, and selecting or recommending director nominees; (b) developing and recommending to the Board corporate governance principles applicable to the Company; (c) leading the Board in its annual review of the performance of the Board; (d) recommending to the Board director nominees for each committee; (e) discharging the responsibilities of the Board relating to compensation of the Company's directors; (f) leading the Board in its annual review of the performance of the CEO; and (g) regularly assessing the effectiveness of the Company's governance policies and practices.

The Corporate Governance Committee, in its capacity as the Nominating Committee, concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates.  The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, the Nominating Committee will consider certain necessary criteria that a candidate should meet, which would include the following: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience but, particularly, industry experience; (c) be able and willing to devote the required amount of time to the Company's affairs, including attendance at Board and committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management's plans and programs; and (e) be committed to building sound, long-term Company growth.  The committee also takes into consideration the range of skills and expertise that should be represented on the Board, geographic experience with businesses and organizations, and potential conflicts of interest that could arise with director candidates.  Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate.  If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.  The Company adheres to its diversity policy and seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

A shareholder may recommend a person as a nominee for election as a director at the Company's next annual meeting of shareholders by writing to the Secretary of the Company.  In order for a shareholder to formally nominate a person for election as a director, including by submitting a shareholder proposal in accordance with the CBCA, the shareholder must comply with the Company's Advance Notice By-Law.  See "Proposal One - Election of Directors - Advance Notice By-Law" and "Shareholder Proposals for 2023 Annual Meeting of Shareholders; Shareholder Communications."

Our Corporate Governance Committee is currently comprised of Katrina Houde (Chair), Dr. Albert Bolles, Rebecca Fisher and Leslie Starr Keating, each of whom has been determined by the Board to be independent.

The Corporate Governance Committee met formally nine times during fiscal 2022.

Compensation Committee

The Compensation Committee's duties and responsibilities are documented in a formal Compensation Committee Charter, which is reviewed annually. These duties and responsibilities include to (a) reward executives for long-term strategic management and enhancement of shareholder value; (b) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company's performance compared to the performance of similarly situated companies; (c) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Company through the Company's salary administration program; (d) align the financial interests of the Company's executives with those of the shareholders; and (e) ensure fair and equitable treatment for all employees.

The function of the Compensation Committee is to determine the compensation of the CEO as well as to review and approve the compensation recommended by the CEO for certain officers of the Company and to review overall general compensation policies and practices for all employees of the Company. In addition, this committee oversees the administration of the Company's Amended 2013 Stock Incentive Plan and the Company's Amended and Restated 2002 Stock Option Plan (collectively, the "Stock Incentive Plans"), Employee Stock Purchase Plan and any other incentive plans that may be established for the benefit of employees of the Company.

The Board's Compensation Committee is currently comprised of Rebecca Fisher (Chair), Dean Hollis, and Katrina Houde. The Board has determined that the committee consists entirely of "non-employee directors," within the meaning of Rule 16b-3 under the Exchange Act, "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "independent directors" within the meaning of NASDAQ listing rules and National Policy 58-201 - Corporate Governance Guidelines of the CSA.

Our Compensation Committee has deep experience with compensation matters. Specifically:

  Ms. Fisher, through her experience as a CHRO, Senior Human Resource Executive at PepsiCo and Raytheon, has significant experience in executive compensation, talent management, developing high performing teams and building strong purpose driven and values-based cultures.
  Mr. Hollis, as the former President and Chief Operating Officer of the Consumer Foods Division of ConAgra Foods, was responsible for employee annual performance and salary reviews and has extensive compensation related experience as a Chair and member of compensation committees of other publicly traded organizations.
  Ms. Houde, through her prior experience as a senior executive as well as a prior chair of the Company's Compensation Committee, has significant experience in compensation related matters.

The report of the Compensation Committee appears under the heading "Executive Compensation―Compensation Committee Report" below.

The Compensation Committee met formally five times during fiscal 2022.

Compensation Committee Interlocks and Insider Participation

No member of our current Compensation Committee has served as one of our officers or employees at any time over the past year. None of our executive officers serves as a member of the compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Insider Ownership Guidelines for Directors, Officers and Executives

On March 1, 2021, the Board reviewed the current insider ownership guidelines and approved certain revisions to the policy regarding how compliance with the policy is determined.  These guidelines are reviewed on an annual basis and are intended to align the interests of directors and management with those of our shareholders.

The insider ownership guidelines encompass the following parameters:

1. Insider ownership guidelines are mandatory for all non-employee members of the Board and members of the Senior Leadership Team. All persons covered by these guidelines will have the option to request an exemption from these requirements based on consideration of their personal circumstances by the Compensation Committee.

2. Stock ownership targets established as follows:

a. Chief Executive Officer - five times base salary

b. Directors - five times annual cash retainers

c. Other NEOs (includes Chief Financial Officer and three most highly compensated officers) - two times base salary

d. All other Senior Leadership Team members - one times base salary

3. Participants may satisfy their ownership guidelines with Common Shares in these categories: shares owned directly, shares owned indirectly (e.g., by a spouse or a trust), shares represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by SunOpta or an affiliate, unvested, time-based RSUs, and value of "in the money", unexercised options.

4. Participants will be deemed to have satisfied the applicable insider ownership guidelines if the value of such Common Shares equals or exceeds such amount, as calculated using the average trading price of the stock over the previous 90 calendar day period.

5. All participants are provided a five-year transition period to be in compliance with the ownership target. At the end of that period, the CEO, other NEOs and the Senior Leadership Team not in compliance will receive 50% of all subsequent short-term incentive payments in the form of equity until such time as the minimum holding is established.

As of March 24, 2023, six of the eight directors were in compliance with the mandatory guidelines. The two directors who currently do not meet the insider ownership guidelines are still within their respective transition period.  All of the executive officers of the Company are in compliance with the guidelines.

Compensation of Directors

Annual compensation for non-employee directors is comprised of cash and equity-based compensation. Cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity compensation is comprised of an annual grant of RSUs.

Non-employee directors may elect to receive stock in lieu of cash compensation, including from 50% to 100% of the cash amount.  Also, non-employee directors have the option to defer receipt of annual equity compensation that would otherwise be payable to them, subject to compliance with the Company's Non-Employee Director Stock Deferral Plan and Section 409A of the Internal Revenue Code.

Effective June 6, 2022, the Board established the following schedule for non-employee director compensation:

i. Annual cash retainer of:

  $67,500 for serving as a director;
  $70,000 for serving as the Chair of the Board;
  $20,000 for serving as the Chair of the Audit Committee;
  $15,000 for serving as the Chair of the Compensation Committee;
  $10,000 for serving as the Chair of the Corporate Governance Committee;
  $6,000 for serving on the Audit Committee; and
  $3,000 for serving on other committees.

ii. Annual equity compensation:

  RSUs valued at $105,000 with a 12-month vesting period

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The following table summarizes total compensation paid to our non-employee directors for fiscal year 2022.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Dr. Albert Bolles	70,500	105,000	175,500
Derek Briffett (3)	58,574	0	58,574
Rebecca Fisher	85,500	105,000	190,500
Dean Hollis	146,500	105,000	251,500
Katrina Houde	80,500	105,000	185,500
Leslie Starr Keating	76,500	105,000	181,500
Kenneth Kempf(4)	76,500	105,000	181,500
Diego Reynoso(5)	0	0	0
Mahes S. Wickramasinghe	73,500	105,000	178,500

(1) The fair value, as shown in this table, is determined in accordance with FASB ASC Topic 718 based on the number of RSUs granted and SunOpta's closing stock price on the date of grant. The number of RSUs granted in June 2022 was determined by dividing the scheduled Annual Equity Compensation by SunOpta's closing stock price on the grant date.  RSUs vest on the first anniversary of the grant date.

(2) Includes the fair market value of Common Shares issued in lieu of cash retainers, including elections of $61,688 for Mr. Bolles, $146,500 for Mr. Hollis, $80,500 for Ms. Houde, $85,500 for Ms. Fisher, $76,500 for Mr. Kempf and $36,750 for Mr. Wickramasinghe.

(3) Mr. Briffett did not stand for re-election at the 2022 annual shareholder meeting.

(4) Pursuant to the terms of his employment arrangement with Engaged Capital, all cash compensation and equity awards payable to Mr. Kempf were paid or issued to Engaged Capital. Mr. Kempf resigned as a director in December 2022.

(5) Mr. Reynoso was appointed to the Board on March 20, 2023.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company but, for independent directors, should not be so significant as to compromise independence.

All our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors.  The Board believes that our non-employee director compensation package is competitive with the compensation offered by other companies and is fair and appropriate considering the responsibilities and obligations of our directors.

Penalties and Sanctions and Personal Bankruptcies

Except as disclosed below, none of the proposed nominees for election to the Board:

1) is, as at the date of this Proxy Statement, or was within ten years before the date of the Proxy Statement, a director or chief executive officer or chief financial officer of any company (including the Company) that:

(i) was the subject of an order (as defined in Form 51-102F5 made under National Instrument 51-102 of the CSA) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer, or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer, or chief financial officer; or

2) is at the date hereof, or has been within ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its  assets; or

3) has, within the ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Ms. Keating was appointed as a director of Chesapeake Energy Corporation ("Chesapeake") on September 11, 2017.  Similar to many other oil and gas companies, Chesapeake found itself in the midst of a "double black swan event" in the spring of 2020: an emerging global pandemic that sapped demand, and an oil price war that flooded the market with supply. After exploring all available alternatives and on the advice of its legal and financial advisors, the board of directors authorized Chesapeake to file for restructuring proceedings under Chapter 11 of the United States Bankruptcy Code, which proceedings commenced in June 2020. On February 9, 2021, following the approval and effectiveness of a confirmed plan of reorganization, Chesapeake emerged from bankruptcy protection with its creditors assuming ownership of the company and the board of directors was discharged of its duties.

The foregoing information, not being within the knowledge of the Company, has been furnished by the directors.

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PROPOSAL TWO - APPOINTMENT AND REMUNERATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND AUDITOR

Appointment of Independent Registered Public Accounting Firm and Auditor

The Audit Committee of the Board has selected Ernst & Young LLP ("EY") as the Company's independent auditor for the 2023 fiscal year. EY has served as our auditors since 2021. We are requesting our shareholders to vote at the Meeting to appoint EY as the Company's independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration. One or more representatives of EY will attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the appointment of EY as the Company's independent registered public accounting firm and auditor and FOR authorizing the Audit Committee to fix their remuneration. In the event that shareholders do not appoint EY as the Company's auditors at the Meeting and another accounting firm is not appointed, the Audit Committee will reconsider its recommendation and the Board will select another accounting firm to serve as the Company's independent registered public accounting firm and auditor.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but will have no effect on the results of the vote. Brokers and other nominees will have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Auditor Fees

The following table sets forth fees for professional services provided by EY for each of the last two fiscal years (including out-of-pocket expenses):

	Fiscal 2022	Fiscal 2021
Fee Category	($)	($)
Audit Fees(1)	1,550,872	1,420,340
Audit-Related Fees(2)	479,000	-
Tax Fees(3)	279,140	-
All Other Fees	-	-
Total	2,309,012	1,420,340

(1) Audit fees relate to the annual audit of the Company's consolidated financial statements included in the Company's Annual Reports on Form 10-K, annual audits of the effectiveness of the Company's internal control over financial reporting, reviews of interim financial statements included in the Company's Quarterly Reports on Form 10-Q, and services provided in connection with regulatory filings.

(2) Audit-related fees relate to financial due diligence services.

(3) Tax fees relate to tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has a policy for the pre-approval of audit and non-audit services that may be provided by the Company's independent registered public accounting firm. The committee's policy is to require pre-approval for all audit and permissible non-audit services provided by the Company's external auditor prior to their engagement with the exception that management is authorized to engage the external auditor in respect of services to the extent that (a) such required services could not reasonably be completed by another firm (e.g. assistance with responses to continuous disclosure review comment letters from regulatory authorities, comfort letters, consent letters, statutory audits), (b) each individual engagement is not more than $50,000, and (c) the aggregate for all engagements does not exceed $100,000. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented to the full Audit Committee for consideration at the next scheduled Audit Committee meeting. All audit and non-audit services performed by EY during the fiscal year ended December 31, 2022 were approved in accordance with this policy.

Financial Information Systems Design and Implementation Fees

No fees were billed to the Company by EY during any of the last two fiscal years for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of the Company assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found on SunOpta's website at www.sunopta.com.  For the fiscal year ended December 31, 2022, the members of the Audit Committee were Dean Hollis, Leslie Starr Keating, and Mahes Wickramasinghe, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and applicable independence requirements of the NASDAQ listing rules and National Instrument 52-110 - Audit Committees of the CSA.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2022 with the Company's management. The Audit Committee has discussed with EY, the Company's independent registered public accounting firm and auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY communications with the Audit Committee concerning independence, and has discussed with EY its independence.

In reliance on the review and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC and applicable Canadian securities regulators.

This report has been submitted by, Dean Hollis, Leslie Starr Keating, and Mahes S. Wickramasinghe, all members of the Audit Committee at the time the foregoing financial statements were recommended for inclusion in the Company's Form 10-K.

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

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PROPOSAL THREE - ADVISORY VOTE REGARDING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background

In order to ensure an appropriate level of director accountability to the Company's shareholders and to ensure that shareholders have an opportunity to engage with the Board about executive compensation matters, the Company has had a policy since 2010 to seek an advisory vote on an annual basis from shareholders on the Company's executive compensation practices.  Shareholders have previously voted on an advisory basis for the Company to hold an advisory vote regarding the compensation of NEOs on an annual basis. The Board understands that our shareholders have a meaningful interest in our executive compensation policies and believes that shareholders should have the opportunity to fully understand the objectives, philosophy and principles the Board has used to make executive compensation decisions. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, now mandates that the Company enable shareholders to vote to approve, on an advisory, non-binding basis, the compensation of the NEOs named in the Summary Compensation Table set forth in this Proxy Statement.

Resolution

In accordance with Company policy and Section 14A of the Exchange Act, we are asking shareholders to indicate their support for the compensation of the NEOs.  This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to express their views on the NEOs' compensation.  Accordingly, we will ask shareholders to vote "FOR" the following resolution at the Meeting.

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company's Proxy Statement for the 2023 Annual and Special Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussion under the Executive Compensation caption."

The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board.  The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the advisory resolution regarding the compensation of the Company's NEOs.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this proposal constitute a majority of the total votes cast on this proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Dear Fellow Shareholder,

We are pleased to provide you with SunOpta's Compensation Discussion and Analysis ("CD&A") which is designed to help you understand SunOpta's approach to executive compensation.

Compensation Decision Highlights

SunOpta is a pioneer, fueling the future of sustainable, plant-based and fruit-based foods and beverages. We are working to help make the planet healthier through our innovative product offerings, which include non-genetically modified (non-GMO) and organic plant-based beverage alternatives, varieties of frozen whole fruit, and fruit-based snacks and bowls. We also want to help make healthy eating affordable to people who might not otherwise be able to afford it, by being the low-cost producer.  As for our people, we want to inspire our employees through our culture.  We expect our executives and employees to uphold the values of speed, entrepreneurship, customer-centricity, passion, dedication, and problem solving, while creating shareholder value and growing the business.

To align the executives with the objectives, values and business results of the Company, the Compensation Committee continues to emphasize the following principles for compensating executives:

  To focus on adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") as the key financial measure for short-term incentives; and
  Provide long-term incentives that are significantly performance-based, emphasizing adjusted EBITDA growth and sustained long-term stock price increases.

The Compensation Committee believes that this strategy positions the Company to create shareholder value and align the interests of shareholders and management.  As a result of the financial performance delivered in fiscal year 2022:

  Target payout was made under the 2022 Short-Term Incentive Plan ("STIP"), as the adjusted EBITDA performance target was slightly exceeded. The PSUs associated with the 2022 STIP vested on March 31, 2023.
  The third (and final) adjusted EBITDA hurdle of $65 million for PSUs under the 2020 Long-Term Incentive Plan ("LTIP") for the executive officers (excluding the CEO and CFO) was achieved and the respective PSUs vested in March 2023.
  The second and third (and final) Adjusted EBITDA hurdles of $65 million and $87 million for the long-term incentive Performance Stock Units under the CEO and CFO inducement grants were achieved and the respective PSUs vested in March 2023.

Conclusion

The executive compensation programs are intended to drive shareholder value creation, emphasize pay for performance and provide a framework to effectively attract and retain talent. As we implement these philosophies, we take the preferences and perspectives of our shareholders seriously. We welcome constructive dialogue regarding the opportunities available to the Company and the executive compensation arrangements we institute to align with these opportunities.

More complete details of our compensation program and actions are provided in the remainder of this CD&A, specifically:

  Compensation Philosophy
  Elements of Compensation
  Other Aspects of the Compensation Program
  Compensation Tables
  Potential Payments on Termination or Change of Control and Tables
  CEO Pay Ratio
  Pay Versus Performance

Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

The Compensation Committee of SunOpta Inc.:

Rebecca Fisher - Chair

Dean Hollis

Katrina Houde

Say on Pay Vote Recommendation
We believe that shareholder support for our compensation programs is warranted, for all the reasons described herein, and we ask for your vote in support.

Previous Say on Pay and Shareholder Engagement

The Board and Compensation Committee are committed to the concept of pay-for-performance. Consequently, our executive compensation programs are designed to reward achievement and over-achievement of goals, and to penalize performance shortfalls. At the 2022 Annual Meeting of the Shareholders, approximately 99% of the shares voted were in favor of the advisory resolution to support executive compensation, up slightly from the 96% of shares that voted in favor of this resolution at the 2021 Annual and Special Meeting.

Compensation Practices

The Compensation Committee utilizes best practices in governing our executive compensation programs.  Therefore, there are certain things that we do and do not do, as a matter of practice:

What we DO	What we DO NOT do
☑ Tie executive pay to results achieved by weighting variable pay heavily in our pay mix
☑ Use equity to drive a long-term perspective aligned with shareholders
☑ Promote stock ownership with competitive stock ownership guidelines
☑ Consider shareholder perspectives in our program designs
☑ Maintain a clawback policy which meets or exceeds regulatory requirements
☑ Use double-trigger change in control provisions for all non-pro rata payouts under cash and equity incentive plans
☑ Maintain a cap on our short-term incentive payout
☑ Assess our pay-for-performance relationship and conduct a compensation risk assessment annually
☑ Use an appropriate peer group and benchmark to compare pay

☒ Provide change-in-control severance payments exceeding market norms
☒ Allow stock option repricing or discounted stock option granting
☒ Offer change-in-control tax gross-ups under any circumstances
☒ Pay dividends or dividend equivalents on unearned or unvested performance shares
☒ Allow our executives or directors to hedge or pledge Company stock
☒ Provide excessive perquisites

Compensation Philosophy

Our executive compensation philosophy and the policies that support it are intended to reward our executives for the achievement of long-term strategic goals and their efforts to enhance shareholder value. The philosophy fosters a performance-oriented environment that rewards achievement of internal Company goals and shareholder value creation.  Our pay-for-performance philosophy is based on these objectives.

Compensation opportunities provided to executives are intended to approximate market median pay levels, assuming the targeted level of performance is delivered.  Performance targets are generally set in relation to the Company's internal budget goals. Then, using the target as the starting point, upside and downside payout ranges around the target are developed.  These ranges provide additional compensation opportunity to executives if results exceed targets, while penalizing under-performance. Through this design, our executive compensation program motivates our team, while delivering true 'pay-for-performance' from a shareholder perspective.

Peer Group

In order to help ensure the competitiveness of our executive compensation, the Compensation Committee considers competitive compensation practices from relevant sources. To do this, we review general market survey data as well as comparisons from our executive compensation peer group. Our peer group is reviewed by the Compensation Committee on an annual basis.

For 2022, the peer group consisted of the following 15 companies:

2022 Peer Group - 15 Companies
B&G Foods, Inc. BellRing Brands, Inc. Beyond Meat, Inc. Calavo Growers, Inc. Cal-Maine Foods, Inc.	Hain Celestial Group, Inc. J&J Snack Foods Corp. John B. Sanfilippo & Son Lancaster Colony Corp Landec Corporation*	Seneca Foods Corporation The Simply Good Foods Co Treehouse Foods, Inc. Utz Brands, Inc. Vital Farms, Inc.

*Now known as Lifecore Biomedical, Inc. As they are no longer in the foods business, they will be removed in 2023.

In addition to market comparisons, compensation decisions are informed by other external and internal factors:

  Overall Company Performance: Financial and operational performance informs compensation affordability.
  Individual Contributions: Efforts by individuals that position the Company for long-term success.
  Responsibilities: Any changes in an executive's job responsibilities.
  Internal Equity: Each role's relative importance in delivering shareholder value.

To support the Compensation Committee in making its determinations, the Committee has retained the services of Pearl Meyer as its independent executive compensation consultant. The Committee has reviewed and confirmed the independence of Pearl Meyer.  Pearl Meyer provides services at the direction of the Committee, and the Committee has specific authority in managing all work by Pearl Meyer.

Elements of SunOpta's Compensation Program

To meet our compensation philosophy, we provided the following compensation components in 2022:

Type of Compensation	Element	Purpose	Key Features
FIXED	Base Salary	Fixed pay	Amounts reflect individual responsibility, performance, experience, and other internal and external factors Reviewed annually by the Compensation Committee
VARIABLE	STIP	Cash/Equity incentive to reach or surpass annual goals	Specific metrics are determined annually by the Compensation Committee Ties pay to performance STIP is denominated in cash or PSUs based on employee grade level

	LTIP	Multi-year incentives to reach or surpass longer-term goals Aligns with shareholder interests Promotes ownership mentality
  PSUs only vest if the Company achieves predefined performance hurdles and are subject to employment through the three-year performance period
  Stock options only provide value on the stock price growth over the option's term and vest ratably over three years (equal annual installments)
  RSUs vest ratably over three years (equal annual installments)

OTHER	Benefits and Perquisites	Elements and levels necessary to be competitive	Generally, part of a broad-based set of employee benefit plans, with the exception of the executive physical program recently added Very limited use of additional perquisites
	Post- Employment Compensation (Severance and Change-in- Control)	Continuity of leadership, bridge for individual in the event of involuntary termination Encourages assessment of potential transactions with focus on shareholder interests
  Double-trigger provisions for cash change-in-control severance in all agreements
  Double-trigger equity vesting in all agreements
  Non-compete and non-solicitation restrictions required in new agreements

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In 2022, target compensation was delivered primarily through variable pay (STIP and LTIP) for the CEO and the other NEO's. As these charts illustrate, our compensation design is intended to deliver a significant portion of our senior executives' total target compensation in the form of pay-at-risk.  The percentages represent the average annual compensation program.  In 2022, Mr. Ennen and Mr. Huckins were awarded annual LTIP grants similar to other executive officers. Their prior inducement grants from 2019 were in lieu of LTIP grants through fiscal year 2021.

For 2022, the following individuals were the Company's Named Executive Officers ("NEOs"):

Executive	Role
Joseph Ennen	Chief Executive Officer
Scott Huckins	Chief Financial Officer
Jill Barnett	Chief Administrative Officer
Michael Buick	SVP and General Manager, PBFB
Chris Whitehair	Senior Vice President, Supply Chain

Base Salary

For fiscal year 2022, consistent with the compensation philosophy noted above, base salary levels for executive officers were set based on assessments of the Company's performance, each individual's performance, external market comparisons and other external and internal factors.

The amounts below are the base salary rates of the NEOs as of December 31, 2022.

Executive	Base Salary	Prior Base Salary
Joseph Ennen	$780,000	$750,000
Scott Huckins	$585,000	$570,000
Jill Barnett	$420,000	$400,000
Michael Buick	$412,000	$400,000
Chris Whitehair	$420,000	$408,000

Short-Term Incentive Plan

The purpose of the STIP is to establish alignment across the organization and recognize individuals' impact on organizational performance, focusing employees on desired behaviors which link to demonstrated results.

For fiscal 2022, the STIP aligned with the goal of accelerating EBITDA performance relative to the fiscal 2021, while maintaining rigorous expectations for quality and safety. To focus on the achievement of these improvements, as well as measure individual performance, adjusted EBITDA and an individual component were the factors that determined an individual's bonus payout.  The Committee believes that the use of adjusted EBITDA in the STIP heightens management's focus on implementing and delivering the operational improvements.

In 2022, there was one STIP covering all STIP eligible employees, which contained two components worth 50% each. The company component was dependent on the achievement of 2022 adjusted EBITDA and could range between 0-200%. The individual component was based on an employee achieving his or her individual goals for 2022 and could range between 0-200% as determined by the employee's annual review rating. No payout occurs on the individual component unless the company component is met.

Employees eligible for STIP were allocated into one of two groups: a cash payout group or an equity payout group.  The cash payout group included employees below manager level, and the equity payout group included employees at a manager level or above.  Each participant in the equity payout group received a PSU grant valued at his or her STIP target, with the number of shares to vest being dependent on the individual's overall payout percentage. The cash payout group's STIP was to be paid out in cash, dependent on the results of adjusted EBITDA and the individual component.  If, as a result of over performance by the Company, an employee's bonus payout exceeded 100% of target, then an incremental cash bonus would be paid out to employees in either group. No additional performance shares would be granted if the payout exceeded 100% of target. This structure is consistent with the desire to maintain pay and performance alignment.

For 2022, the parameters established for the company component of the STIP were as follows:

Measure	Threshold (50% payout)	Target 100% Payout	Maximum (200% Payout)
SunOpta Adjusted EBITDA*	$67.65 million	$83.15 million	$107.5 million

*Adjusted EBITDA is measured as operating income plus depreciation, amortization and stock-based compensation, as calculated by the Company based on the Company's audited financials and consistent with the Company's calculation of adjusted EBITDA as a non-GAAP financial measure reported to its shareholders.

Each NEO had the following range of short-term incentive opportunities in 2022.

Executive	Threshold Payout % of Salary	Target Payout % of Salary	Maximum Payout % of Salary
Joseph Ennen	62.5%	125%	250%
Scott Huckins	37.5%	75%	150%
Jill Barnett	30%	60%	120%
Michael Buick	30%	60%	120%
Chris Whitehair	25%	50%	100%

If adjusted EBITDA performance was below threshold, there was no payout. If performance was above maximum, the payout was capped at the levels noted above. In 2022, adjusted EBITDA performance triggered a company component payout of 102%.

The below table represents the 2022 STIP payout determination for each NEO as the result of the company and individual components:

Executive	Company Component Percentage	Individual Component Percentage	Total Payout of Target STIP Percentage	Final Result (No. of STIP PSUs* vesting and any cash payment for above target achievement)
Joseph Ennen	102%	120%	111%	100% STIP PSUs vest + $105,980.77
Scott Huckins	102%	120%	111%	100% STIP PSUs vest + $47,929.33
Jill Barnett	102%	120%	111%	100% STIP PSUs vest + $27,364.62
Michael Buick	102%	80%	91%	91% STIP PSUs vest
Chris Whitehair	102%	120%	111%	100% STIP PSUs vest + $22,922.31

* 2022 STIP PSUs were granted to each NEO on April 8, 2022 and vested on March 31, 2023.

Long-Term Incentives

In fiscal year 2022, the LTIP was unchanged from the design in 2021. Similar to the 2021 LTIP, the 2022 LTIP is a one-year plan with a three-year performance period.

Specific details and design attributes of the 2022 plan are summarized below:

PSUs:

  Number of shares earned is determined based on the Company's Total Shareholder Return ("TSR") performance relative to the identified Russell 3000 Food and Beverage companies (62 in total) as calculated below and the participant's continued employment through the vesting date, which is May 5, 2025.
Relative TSR vs. Russell Food and Beverage
Performance Hurdle	Portion of PSUs that will vest
≥ 90th Percentile	200%
75th Percentile	125%
50th Percentile	100%
25th Percentile	25%
< 25th Percentile	0%

  Achievement of the performance hurdle is determined by calculating the TSR for the Company and each of the companies in the Russell 3000 Food and Beverage designated index using a 20-trading day average closing price as of December 31, 2024. The following parameters apply to the calculation: dividends and cash equivalent distributions for a company is considered reinvested; any company that ceases trading prior to the calculation timeframe is excluded from the beginning and ending calculation (e.g., acquired companies and financial distressed companies); and performance is interpolated between scale points (between threshold and target, target and 75th, and 75th and maximum).
  Vesting of any achieved performance hurdle will occur on May 5, 2025.

Stock Options:

  Vesting provisions are ratable over three years (in equal annual installments) with a term of ten years.

RSUs:

  Vesting provisions are ratable over three years (in equal annual installments).

The Compensation Committee believes the performance-based awards described above provide significant alignment between the interests of the Company's shareholders and the executives because the PSUs will not vest without the achievement of the relative TSR performance hurdles, and stock options only provide value in the event of a stock price increase. Additionally, the vesting provisions in all awards provide additional retention incentive to each of the executives.

For 2022, LTIP grants to executives were issued at an accelerated rate of 125% of the Annual Target LTIP (as a percentage of base salary) noted in the table below. 2022 LTIP grants will be balanced in 2023 with a corresponding step down such that the long-term value of the program over the two-year period averages 100% of the executive’s target. The 2022 LTIP grants were divided between PSUs (50%), RSUs (50%) and stock options (25%), based on the 30-day average stock price as of May 4, 2022. Executives were given the choice to exchange their RSUs for stock options at a 3:1 ratio of options to RSUs. Mr. Ennen, Mr. Huckins, Ms. Barnett and Mr. Buick elected to exchange their RSUs for options.

Executive	Annual Target LTIP (% of Salary)	LTIP Options (# of Options)	LTIP PSUs (Target # of Units)	LTIP RSUs (# of units)
Joseph Ennen	385%	1,017,036	267,379	0
Scott Huckins	125%	247,900	65,173	0
Jill Barnett	75%	106,786	28,074	0
Michael Buick	70%	97,771	25,704	0
Chris Whitehair	50%	15,042	18,716	18,716

Based on the Company's fiscal 2022 financial performance, one-third of the 2020 LTIP PSUs vested in March 2023 upon achievement of the third (and final) adjusted EBITDA hurdle of $65 million.

CEO and CFO Equity Grants

On April 1, 2019, the Company announced the hiring of Joseph Ennen as CEO.  In connection with Mr. Ennen's hiring, the Board of Directors approved an inducement equity award to Mr. Ennen, which included 297,619 RSUs ("CEO Special RSUs"), 960,061 stock options ("CEO Special Stock Options") and 1,785,714 PSUs ("CEO Special PSUs"). The CEO Special RSUs vested in three equal annual installments beginning April 1, 2020. The vesting of the CEO Special Stock Options was subject to Mr. Ennen's continued employment with the Company through April 1, 2022. The vesting of the CEO Special PSUs was subject to the satisfaction of stock price performance conditions, as well as Company adjusted EBITDA during the three-year period ending December 31, 2022. One-sixth of the CEO Special PSUs vested upon achieving a stock price of $5.00, one-sixth vested upon achieving a stock price of $9.00, and one-sixth vested upon achieving a stock price of $14.00, in each case for 20 consecutive trading days. As previously disclosed, all of these CEO Special PSUs based on stock price vested as of 2021 due to the achievement of the stock price hurdles.

One-sixth of the CEO Special PSUs vested in March 2021 upon achievement of the Company adjusted EBITDA hurdle of $80 million. In February 2021, the Board of Directors approved an adjustment to the second and third adjusted EBITDA performance hurdles of the CEO inducement grants due to the sale of the global ingredients business on December 30, 2020.  The adjusted hurdles were $65 million and $87 million, respectively, and applied to the remaining performance period. In March 2023, the final two-sixths of the CEO Special PSUs vested due to achievement of the adjusted EBITDA hurdles of $65 million and $87 million. While final reported adjusted EBITDA for the Company was not $87 million, the Board used its discretion to add back certain unusual items that occurred throughout fiscal year 2022 and determined that the adjusted hurdle of $87 million had been achieved.

Executive	Inducement Options (# of Options)	Inducement PSUs (Target # of Units)	Inducement RSUs (# of Units)
Joseph Ennen	960,061	1,785,714	512,619

On September 3, 2019, the Company announced the hiring of Scott Huckins as CFO.  In connection with Mr. Huckins' hiring, the Board of Directors approved an inducement equity award to Mr. Huckins, which included 173,319 RSUs ("CFO Special RSUs"), 262,182 stock options ("CFO Special Stock Options") and 346,638 PSUs ("CFO Special PSUs"). The CFO Special RSUs vested in three equal annual installments beginning September 3, 2020. The vesting of the CFO Special Stock Options is subject to Mr. Huckins' continued employment with the Company through September 3, 2022. The vesting of the CFO Special PSUs is subject to the satisfaction of stock price performance conditions as well as Company adjusted EBITDA during the three-year period ending December 31, 2022. One-sixth of the CFO Special PSUs vest upon achieving a stock price of $5.00, one-sixth vest upon achieving a stock price of $9.00, and one-sixth vest upon achieving a stock price of $14.00, in each case for 20 consecutive trading days. As previously disclosed, all of these CFO Special PSUs based on stock price vested as of 2021 due to the achievement of the stock price hurdles.

One-sixth of the CFO Special PSUs vested in March 2021 upon achievement of the Company adjusted EBITDA hurdle of $80 million. In February 2021, the Board of Directors approved an adjustment to the second and third adjusted EBITDA performance hurdles of the CFO inducement grants due to the sale of the global ingredients business on December 30, 2020.  The adjusted hurdles were $65 million and $87 million, respectively, and applied to the remaining performance period. In March 2023, the final two-sixths of the CFO Special PSUs vested due to achievement of the adjusted EBITDA hurdles of $65 million and $87 million. While final reported adjusted EBITDA for the Company was not $87 million, the Board used its discretion to add back certain unusual items that occurred throughout fiscal year 2022 and determined that the adjusted hurdle of $87 million had been achieved.

The Company also issued 29,090 RSUs (the "CFO 2021 RSUs") determined by dividing $412,500 by the closing price of the Company's common stock on January 29, 2021. These CFO 2021 RSUs will vest on each of the first three anniversaries of the date of the grant, subject to Mr. Huckins continued employment with the Company.

Executive	Inducement Options (# of Options)	Inducement PSUs (Target # of Units)	Inducement RSUs (# of Units)
Scott Huckins	262,182	346,638	356,909

Other Compensation

Our executive officers are eligible to receive the same types of benefits that we make available to other employees, including:

  Group health benefits, which includes medical, dental, vision and prescription drug coverage, group life insurance and short-term and long-term disability plans; and
  Retirement benefits in the form of a 401(k) plan for U.S. employees, a Registered Retirement Savings Plan match for Canadian employees and a defined benefit pension plan for certain European employees.

In recent years, we have substantially reduced the scope of perquisites for executives, such as the phasing out of automobile allowances at the executive levels. At this time, none of our NEOs have an automobile allowance. In 2021, the Company enrolled in the Executive Health Program at Mayo Clinic for use by its executive officers. The Company agreed to pay up to $5,000 for out-of-pockets costs incurred for any executive participating in this program. For additional information regarding other compensation during 2022, see the "All Other Compensation" column in the Summary Compensation Table which follows.

We have entered into employment or other agreements with our NEOs, most of which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause. These arrangements are intended to meet both business and human resources needs, encouraging the executives to weigh potential transitions based on shareholder interests, rather than personal ones, and to provide a measure of security to executives in the event of actual or potential change in corporate ownership/control. The potential benefits received by the NEOs in connection with a change-in-control or termination of employment under certain circumstances below under "Estimated Potential Payments upon Termination of Employment".

Other Aspects of the Compensation Program

Stock Ownership Guidelines

We expect our senior executives to maintain substantial ownership of SunOpta stock:

Category	Ownership Guideline
CEO	5x base salary
Other NEOs	2x base salary
Other Senior Leadership Team Members	1x base salary
Independent Directors	5x annual cash retainer

We believe this creates important alignment with shareholders. Executive participants have five years to be in accordance with these guidelines. If, at the end of five years, the CEO or other NEOs and members of the Senior Leadership Team are not in compliance, 50% of all short-term incentive payouts are provided in equity rather than cash until the guideline is achieved.

Assessment of Risk

The Compensation Committee conducts an annual review of risk associated with the compensation programs. The 2022 review found the programs to be within acceptable parameters.

Clawback Policy

If material non-compliance with any financial reporting requirement leads to an accounting restatement, the Company has authority, as part of the STIP and the Company's standalone Clawback Policy, to recover from current and former executives any incentive-based pay which would not have been awarded based on the restated financials. This authority extends to the three years preceding the restatement.

Compensation of Named Executive Officers

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Joseph Ennen, Chief Executive Officer	2022	770,769	1,250	3,363,269	3,543,980	105,981	16,148	7,801,397
	2021	743,308	0	1,582,653	0	0	16,409	2,342,370
	2020	741,462	780,643	874,998	0	268,558	14,031	2,679,692
Scott Huckins, Chief Financial Officer	2022	580,962	1,250	1,052,396	863,836	47,929	15,291	2,561,664
	2021	565,385	0	1,077,467	0	0	14,616	1,657,468
	2020	571,154	360,938	474,027	0	52,641	14,031	1,472,791
Jill Barnett, Chief Administrative Officer	2022	414,615	1,250	518,616	372,108	27,365	14,188	1,348,142
	2021	397,000	0	669,933	135,798	0	12,118	1,214,849
	2020	396,192	167,500	480,586	193,878	166,822	12,193	1,417,171
Michael Buick, SVP and GM, PBFB	2022	408,769	1,250	498,518	340,694	0	11,299	1,260,530
	2021	396,539	0	464,503	186,914	0	13,631	1,061,587
	2020	389,039	175,000	325,507	279,051	214,081	9,906	1,392,584
Chris Whitehair, SVP Supply Chain	2022	416,769	1,250	507,787	52,416	22,922	16,244	1,017,388
	2021	405,358	0	369,431	136,164	0	14,616	925,569
	2020	408,248	192,500	291,644	239,522	157,198	14,391	1,303,503

(1) There were 27 payroll periods in calendar 2020.  As a result, 2020 salary paid exceeds the standard 26 pay period annualized salary.

(2) Consists of cash retention bonuses paid to NEOs in September 2020 and $1,250 special bonus paid to all SunOpta employees in May 2022.

(3) Consists of the grant-date fair value of RSUs and PSUs granted to NEOs. Please see Note 14, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of PSUs.  For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives."  In 2020-2022, all NEOs were granted PSUs for their STIP award. In 2021, Mr. Ennen, Mr. Huckins, and Ms. Barnett, also related to annual performance recognition, received special RSUs in connection with the divestiture of the Company's global ingredients business. The 2021 value for Mr. Huckins also includes a special retention RSU award, which was part of Mr. Huckins' 2019 employment agreement.

(4) Consists of the aggregate grant-date fair value of stock options granted to NEOs, calculated in accordance with FASB ASC Topic 718. Please see Note 14, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options. For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives."

(5) Represents the cash portion of bonuses paid for 2022 STIP and the pro-rated cash bonuses paid in April 2020 related to the 2019 STIP as Mr. Ennen and Mr. Huckins started during the fiscal year, so equity shares were not issued to them like the other NEOs.

(6) Represents retirement savings contributions and life and long-term disability insurance benefits. See "All Other Compensation" table below.

The following table details the various components included in the "All Other Compensation" column for 2022.

All Other Compensation

Name	Retirement Plan/401k Contributions ($)	Life and Long-Term Disability Insurance ($)	Other ($)	Total ($)
Joseph Ennen	13,725	1,566	857	16,148
Scott Huckins	13,725	1,566	-	15,291
Jill Barnett	11,598	1,062	1,528	14,188
Michael Buick	9,279	1,062	958	11,299
Chris Whitehair	13,722	1,566	956	16,244

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The following table summarizes grants of long-term equity incentive awards to our NEOs in fiscal 2022, and the estimated possible payouts under our STIP for fiscal 2022. 2022 STIP PSUs vested on March 31, 2023.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph Ennen	05/05/2022	-	-	-	-	-	-	-	1,017,036	5.91	3,543,980
	05/05/2022	-	-	-	66,845	267,379	534,758	-	-	-	2,267,374
	04/08/2022	-	-	937,500	92,092	184,184	184,184	-	-	-	1,095,895
Scott Huckins	05/05/2022	-	-	-	-	-	-	-	247,900	5.91	863,836
	05/05/2022	-	-	-	16,293	65,173	130,346	-	-	-	552,667
	04/08/2022	-	-	427,500	41,994	83,988	83,988	-	-	-	499,729
Jill Barnett	05/05/2022	-	-	-	-	-	-	-	106,786	5.91	372,108
	05/05/2022	-	-	-	7,019	28,074	56,148	-	-	-	238,068
	04/08/2022	-	-	240,000	23,575	47,151	47,151	-	-	-	280,548
Michael Buick	05/05/2022	-	-	-	-	-	-	-	97,771	5.91	340,694
	05/05/2022	-	-	-	6,426	25,704	51,408	-	-	-	217,970
	04/08/2022	-	-	240,000	23,575	47,151	47,151	-	-	-	280,548
Chris Whitehair	05/05/2022	-	-	-	-	-	-	-	15,042	5.91	52,416
	05/05/2022	-	-	-	-	-	-	18,716	-	-	110,612
	05/05/2022	-	-	-	4,679	18,716	37,432	-	-	-	158,712
	04/08/2022	-	-	204,000	20,039	40,078	40,078	-	-	-	238,464

(1) Amounts shown indicate each NEO's potential bonus assuming successful achievement of the NEO's performance objectives. For additional information on our STIP, see "―Compensation Discussion and Analysis―Short-Term Incentive Plan."

(2) For grants dated April 8, 2022, this represents PSU awards from the 2022 STIP, for more information on these grants, see "- 2022 STIP."  For each NEO under our STIP for fiscal 2022 the target and maximum vesting amounts are the same as the target is the maximum amount that will vest upon achievement of the entire performance measure. For grants dated May 5, 2022, this represents 2022 LTIP grants. For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives".

(3) Represents RSU grants from the 2022 LTIP. For additional information on the 2022 LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives".

(4) Represents option grants from the 2022 LTIP.  For additional information on the 2022 LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives".

(5) Consists of the aggregate grant-date fair value of equity incentive awards granted to our NEOs, calculated in accordance with FASB ASC Topic 718. Please see Note 14, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of stock-based awards.

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2022. This table incudes unexercised and unvested option awards and unvested PSUs and RSUs.

Outstanding Equity Awards at Fiscal Year End

Name	Option Awards						Stock Awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non- exercisable (1)	Equity Incentive Plan Awards: Securities Underlying Unexercised, Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Joseph Ennen	5/5/2022	-	1,017,036	-	5.91	5/5/2032	-	-	-	-
	5/5/2022	-	-	-	-	-	-	-	267,379	2,256,679
	4/8/2022	-	-	-	-	-	-	-	184,184	1,554,513
	2/9/2021	-	-	-	-	-	26,898	227,019	-	-
	4/1/2019	-	-	-	-	-	-	-	595,238	5,023,809
	4/1/2019	960,061	-	-	3.36	4/1/2029	-	-	-	-
	5/5/202	-	247,900	-	5.91	5/5/2032	-	-	-	-
	5/5/2022	-	-	-	-	-	-	-	65,173	550,060
	4/8/2022	-	-	-	-	-	-	-	83,988	708,859
	02/09/2021	-	-	-	-	-	8,276	69,849	-	-
Scott Huckins	02/01/2021	-	-	-	-	-	19,393	163,677	-	-
	9/3/2019	262,182	-	-	2.38	9/3/2029	-	-	-	-
	9/3/2019	-	-	-	-	-	-	-	115,546	975,208
Jill Barnett	5/5/2022	-	106,786	-	5.91	5/5/2032	-	-	-	-
	5/5/2022	-	-	-	-	-	-	-	28,074	236,945
	4/8/2022	-	-	-	-	-	-	-	47,151	397,954
	4/15/2021	-	-	-	-	-	1,720	14,517	-	-
	4/15/2021	-	-	-	-	-	-	-	10,323	87,126
	4/15/2021	5,435	10,869	-	14.77	4/15/2031	-	-	-	-
	2/9/2021	-	-	-	-	-	6,207	52,387	-	-
	7/10/2020	27,326	13,663	-	4.73	7/10/2030	-	-	-	-
	7/10/2020	-	-	-	-	-	2,035	17,175	-	-
	7/10/2020	-	-		-	-	-	-	8,139	68,693
	4/22/2020	-	-	-	-	-	20,000	168,800	-	-
	5/24/2017	28,210	-	-	9.50	5/24/2027	-	-	-	-
	5/12/2015	5,398	-	-	10.08	5/12/2025	-	-	-	-
	8/12/2014	5,000	-	-	13.86	8/12/2024	-	-	-	-

Name	Option Awards						Stock Awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non- exercisable (1)	Equity Incentive Plan Awards: Securities Underlying Unexercised, Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Michael Buick	5/5/2022	-	-	-	-	-	-	-	25,704	216,942
	5/5/2022	-	97,771	-	5.91	5/5/2032	-	-	-	-
	4/8/2022	-	-	-	-	-	-	-	47,151	397,954
	4/15/2021	-	-	-	-	-	-	-	9,635	81,319
	4/15/2021	7,480	14,961	-	14.77	4/15/2031	-	-	-	-
	7/10/2020	39,331	19,665	-	4.73	7/10/2030	-	-	-	-
	7/10/2020	-	-	-	-	-	-	-	8,097	68,339
	3/18/2020	-	-	-	-	-	23,333	196,931	-	-
	5/24/2017	27,894	-	-	9.50	5/24/2027	-	-	-	-
Chris Whitehair	5/5/2022	-	-	-	-	-	-		18,716	157,963
	5/5/2022	-	-	-	-	-	18,716	157,963	-	-
	5/5/2022	-	15,042	-	5.91	5/5/2032	-	-	-	-
	4/8/2022	-	-	-	-	-	-	-	40,078	338,258
	4/15/2021	-	-	-	-	-	-	-	7,019	59,240
	4/15/2021	5,449	10,899	-	14.77	4/15/2031	-	-	-	-
	7/10/2020	33,759	16,880	-	4.73	7/10/2030	-	-	-	-
	7/10/2020	-	-	-	-	-	-	-	6,950	58,658
	5/24/2017	40,525	-	-	9.50	5/24/2027	-	-	-	-

(1) Stock options granted in 2020, 2021 and 2022 to Ms. Barnett, Mr. Buick, and Mr. Whitehair and in 2022 to Mr. Ennen and Mr. Huckins are part of the annual LTIP and vest one-third per year over three years.

(2) Represents grants of RSU awards. RSUs vest one-third per year over three years. The market value of the RSUs is based on the $8.44 closing market price of the Common Shares on the last trading day of 2022.

(3) Awards made in 2021 were 2021 LTIP and in 2022 were for 2022 STIP and 2022 LTIP.  For 2021 and 2022 LTIP PSUs, the number of PSUs that may vest is determined based on the Company's TSR performance and the participant's continued employment through the vesting date, which is April 15, 2024 and May 5, 2025 respectively.  The number of shares shown in the above table related to these PSUs is based on the number of Common Shares that would be issued at the end of the performance period at the target level of performance, subject to the NEO's continued employment. For additional information on the performance hurdles for 2021 LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives." The 2022 STIP PSUs were granted to all NEOs on April 8, 2022.

Stock Awards made in 2020 represent grants of PSUs for 2020 LTIP.  For 2020 LTIP PSUs, the number of PSUs that may vest is based on the Company's performance relative to predetermined adjusted EBITDA performance measures at the end of a three-year performance period ending on December 31, 2022. Upon achievement of each of the adjusted EBITDA hurdles, one-third of the 2020 LTIP PSUs will vest. If the performance measure is not met, then the 2020 LTIP PSUs subject to that hurdle will not vest.  The number of shares shown in the above table related to these PSUs is based on the number of Common Shares that would be issued at the end of the performance period at the target level of performance, subject to the NEO's continued employment. As of the end of the year, two-thirds of the 2020 LTIP PSUs had vested in July 2021 and March 2022.

PSUs granted in 2019 to Mr. Huckins and Mr. Ennen are part of their inducement grants. Four-sixths of the CEO and CFO Special PSUs had vested due to the respective stock price performance hurdles having been achieved and one of the adjusted EBITDA hurdles prior to the end of fiscal year 2022.

The market value of the PSUs is based on the $8.44 closing market price of the Common Shares on the last trading day of 2022.

Option Exercises and Stock Vested During Fiscal 2022

The following table details certain information concerning stock options exercised by the NEOs and stock awards that vested during the fiscal year 2022.

Option Exercises and Stock Vested

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph Ennen	-	-	184,322	949,567
Scott Huckins	-	-	123,108	1,132,084
Jill Barnett	-	-	34,138	191,009
Michael Buick	-	-	31,432	164,827
Chris Whitehair	-	-	6,951	35,728

(1) The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our Common Shares on the exercise date, less the per share exercise price.

(2) The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized is based on the market value of the underlying Common Shares on the vesting date and reflects the gross value realized prior to taxes and withholding.

Potential Payments on Termination or Change of Control

The Company's Amended 2013 Stock Incentive Plan (the "Plan") provides that, in the event of a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease or exchange or other transfer of all or substantially all of the assets of the Company, the Company's Board of Directors may, in its sole discretion, provide that outstanding awards under the plan shall be treated in accordance with any of the following alternatives: (i) the outstanding award may be converted into a similar award based on the stock of the surviving or acquiring company, taking into account the relative values of the companies involved in the transaction; (ii) the outstanding award may be cancelled by the Company and the holder would receive cash in an amount equal to the value of the award, as determined by the Company's Board of Directors; or (iii) the outstanding award may become fully exercisable and the Company's Board of Directors would provide an arrangement pursuant to which the holder would have a reasonable opportunity to exercise any award or otherwise realize the value of the award.

We have entered into employment or other agreements with our current NEOs and we have a SunOpta Foods, Inc. Severance Pay Plan (effective October 1, 2016, amended January 1, 2020 and further amended August 1, 2021), which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause or by the NEO with good reason, all as provided in the applicable agreement.  Employment agreements entered into with NEOs and other executive officers of the Company generally provide for accelerated vesting of awards only if the executive's employment is terminated under specified circumstances within a specified period before or following a change of control (so-called "double-trigger" provisions). The definition of "change of control" varies among the agreements and generally includes (i) the acquisition of stock representing a majority of the voting power of the Company's stock; (ii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; (iii) any consolidation, merger or plan of exchange involving the Company as a result of which the holders of outstanding stock of the Company immediately prior to the transaction do not continue to hold at least 50% of the combined voting power of the outstanding voting securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the transaction; and (iv) the sale of all or substantially all of the assets of the Company.  The definition of "cause" varies among the agreements.

The benefits to be received by the NEOs under the terms of their applicable employment or other agreements in connection with a change of control or upon termination of employment under certain circumstances are summarized as follows:

Joseph Ennen

Termination without cause or by executive for good reason:  In the event Mr. Ennen's employment is terminated by the Company without cause or by Mr. Ennen for good reason he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to two times his then-current base salary, plus, his target bonus for the current year.

Termination of employment following a Change of Control: In the event Mr. Ennen's employment is terminated by the Company without cause or by Mr. Ennen for good reason within 12 months following a change of control of the Company or, under certain circumstances, within a two-month period prior to such transaction, Mr. Ennen shall be entitled to the same benefits as in the event of termination without cause or by executive for good. In the event of a change of control (as defined in the Employment Agreement), unvested PSUs as of the date of the change of control will be interpolated as described in the Employment Agreement.  If any of the payments or benefits received by Mr. Ennen in connection with a change of control result in a 280G excise tax, within the meaning of Section 280G of the Internal Revenue Code, then the Company's payments to Mr. Ennen will potentially be reduced if such reduction will result in a greater net benefit to Mr. Ennen.

Termination Due to Qualifying Retirement: If Mr. Ennen's employment with the Company terminates as a result of his retirement after (i) his 55th birthday and (ii) being continuously employed by the Company for five years, then any unvested 2022 LTIP options that would otherwise vest during the 12-month period following termination shall immediately vest upon such termination. With respect to 2022 LTIP PSUs, if Mr. Ennen's employment with the Company terminates as a result of his retirement after (i) his 55th birthday, (ii) being continuously employed by the Company for five years and (iii) the one-year anniversary of the award date, then on the vesting date, to the extent the performance hurdle has been achieved, a number of PSUs shall vest equal to the number of PSUs that would have vested had Mr. Ennen been continuously employed by the Company through the vesting date based on achievement of the performance hurdle, multiplied by a fraction, the numerator of which is the number of days elapsed from the award date to and including the date of termination, and the denominator of which is 1096, rounded down to the nearest whole share.

Scott Huckins

Termination without cause:  In the event Mr. Huckins' employment is terminated by the Company without cause he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to one times his then-current base salary, plus, his target bonus for the current year; and (iii) the immediate vesting of any granted and unvested CFO 2021 RSUs.

Termination of employment following a Change of Control: In the event Mr. Huckins' employment is terminated by the Company without cause within 12 months following a change of control of the Company or, under certain circumstances, within a two month period prior to such transaction, Mr. Huckins shall be entitled to the same benefits as in the event of termination without cause except that the lump sum payment will be one and a half times (instead of one times). In the event of a change of control (as defined in the Employment Agreement), unvested PSUs as of the date of the change of control will be interpolated as described in the Employment Agreement.  If any of the payments or benefits received by Mr. Huckins in connection with a change of control result in a 280G excise tax, within the meaning of Section 280G of the Internal Revenue Code, then the Company's payments to Mr. Huckins will potentially be reduced if such reduction will result in a greater net benefit to Mr. Huckins.

Termination of employment in the event of death or disability: Upon a termination of Mr. Huckins' employment due to death or disability, the Company would provide the following compensation: immediate vesting on all of Mr. Huckins' unvested CFO 2021 RSUs.

Other NEOs

Change of Control and Termination Following a Change of Control:  Upon a change of control, all of the NEO's unvested options and RSUs shall immediately vest if a Change in Control (as defined in the Plan) occurs and at any time within 12 months after the Change in Control, (a) his or her employment is terminated by the Company (or its successor) without Cause (as defined in the Plan), or (b) his or her employment is terminated by her for Good Reason (as defined in the Plan), provided that he or she executes and delivers a release of claims. In addition, upon a termination of the NEO's employment within 12 months following a change of control without cause or for good reason, the NEO will receive severance as described under Termination by the Company without Cause below except that the severance payment shall be a lump sum payment of up to one and a half times his or her then-current base salary, plus, his or her target bonus for the current year.

Termination by the Company without Cause: Upon a termination of the NEO's employment without cause, the NEO is entitled to benefits under the SunOpta Foods, Inc. Severance Pay Plan and will receive a severance payment equal to a multiple of the NEO's weekly base pay, where such multiple is determined as two weeks per year with a minimum and maximum of 39 and 52 weeks, respectively. In addition, the Company will pay, for a period of up to 12 months, the cost of medical insurance coverage for the NEO and his or her dependents.

Estimated Potential Payments upon Termination of Employment

Based on the applicable agreements with the NEOs described above, the following table sets forth the estimated benefits that would have been payable to the NEOs if a change of control had occurred and each NEO's employment was terminated on the last day of the Company's 2022 fiscal year under circumstances specified in the applicable agreements:

Potential Payments Upon Termination - Change of Control
Name	Lump Sum Severance Payment ($)	Continuation of Benefits ($)	Accelerated Vesting of RSUs ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of PSUs ($)(3)	Total ($)
Joseph Ennen	3,510,000	19,198	227,019	2,573,101	10,708,044	17,037,362
Scott Huckins	1,535,625	16,718	233,526	627,187	2,690,677	5,103,733
Jill Barnett	1,008,000	19,198	252,879	320,858	900,256	2,501,191
Michael Buick	988,800	19,198	196,960	320,318	863,296	2,388,572
Chris Whitehair	945,000	13,358	157,963	100,681	685,988	1,902,990

(1) These amounts represent the value of unvested RSUs that would vest in the event of a termination of employment following a change of control, assuming a stock price of $8.44 per share, which was the closing price on December 30, 2022, the last trading day of the year.

(2) These amounts represent the value of unvested stock options that would vest in the event of a termination of employment following a change of control. The closing stock price on December 30, 2022 was $8.44. Value is calculated by taking the difference between the share price at the end of the year, less the exercise price, multiplied by the number of shares being exercised.

(3) These amounts represent the value of unvested PSUs that would vest in the event of a termination of employment following a change of control, due to the applicable performance hurdle having been satisfied as of the date of the change of control, assuming a stock price of $8.44 per share, which was the closing price on the last trading day of the year. This value includes the $65 million Adjusted EBITDA hurdle achievement for the 2020 LTIP PSUs for Ms, Barnett, Mr. Buick and Mr. Whitehair and the $65 million and $87 million Adjusted EBITDA hurdles achievement for the inducement grants for Mr. Ennen and Mr. Huckins and 100% vesting of the 2022 STIP PSUs for all NEOs due to the 2022 fiscal year performance results. Additionally, this amount includes a payout of 1.83 times the 2022 LTIP PSUs at target for the CEO and all NEOs based upon a measurement of the relative TSR performance hurdle achievement.

Based on the applicable agreements with the NEOs described above, the following table sets forth the estimated benefits that would have been payable to the NEOs if each officer's employment was terminated by the Company without cause in the absence of a change of control on the last day of the Company's 2022 fiscal year:

Potential Payments Upon Termination - Involuntary Termination Without Cause
Name	Lump Sum Severance Payment ($)	Continuation of Benefits ($)	Accelerated Vesting of RSUs ($)(2)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of PSUs ($)(3)	Total ($)
Joseph Ennen (1)	3,510,000	19,198	0	0	6,578,322	10,107,520
Scott Huckins	1,023,750	16,718	163,677	0	1,684,067	2,888,212
Jill Barnett	$420,000	19,198	0	0	466,647	905,845
Michael Buick	$412,000	19,198	0	0	466,293	897,491
Chris Whitehair	$420,000	13,358	0	0	396,916	830,274

(1) These potential payments to Mr. Ennen are also applicable in the event of a termination initiated by him for good reason, as defined in his employment agreement.

(2) This amount represents the value of Mr. Huckins' unvested CFO 2021 RSUs, that would vest in the event of a termination of employment, assuming a stock price of $8.44 per share, which was the closing price on the last trading day of 2022. Also, the CFO 2021 RSUs will vest for Mr. Huckins in the event of termination as a result of death or disability.

(3) This amount represents the value of unvested PSUs that would vest in the event of a termination of employment.  This includes 2022 STIP for all NEOs, the 2020 LTIP PSU, CEO Special PSU and CFO Special PSU (due to the performance hurdles of $65 million and CEO Special PSU and CFO Special PSU performance hurdle of $87 million having been satisfied at year end), assuming a stock price of $8.44 per share, which was the closing price on the last trading day of the year.

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CEO Pay Ratio

Set below is information about the relationship of the annual total compensation of Joseph Ennen, our CEO, and the annual total compensation of the median of our employees other than Mr. Ennen.

For 2022:

  The annual total compensation of Mr. Ennen, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $7,801,397.  Mr. Ennen's compensation includes annualized base salary, bonuses, stock awards and other ancillary benefits.
  The annual total compensation of our median employee (other than Mr. Ennen) was $73,250. This calculation is based on 2022 data utilizing the methodology below.
  The ratio of the annual total compensation of Mr. Ennen to the annual total compensation of the median of our employees was 106 to 1.

In estimating the ratio set forth above, we used the following methodology:

  As of December 31, 2022, we had 1,946 full-time, part-time and seasonal employees globally, consisting of 1,188 employees in the U.S. and 758 employees in non-U.S. jurisdictions. This population was used to determine the identity of our median employee.  We used the same median employee as 2021 since there was no significant change in our employee population or compensation arrangements that would have otherwise meaningfully impacted our disclosure.

To identify the median employee from this employee population, we first calculated each US employee's W-2 (and equivalent income for Canada and Mexico) to identify the median employee. We then calculated the median employee's compensation on the same basis as that of our CEO.

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Pay Versus Performance

As required by Section 953(a) of the Dodd‐Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S‐K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

The following table sets forth information concerning the compensation of our CEO and other NEOs for the prior three fiscal years and our financial performance for each such fiscal year:

Pay Versus Performance Table

					Year-end value of $100 invested on 12/28/19 in:
Year	Summary Compen- sation Table Total for CEO $	Compen- sation Actually Paid to CEO (1)(2) $	Average Summary Compen- sation Table Total for Non-CEO NEOs $	Average Compen- sation Actually Paid to Non- CEO NEOs(1)(2) $	STKL $	Compen- sation Bench- marking Peer Group(3) $	Net Income (in millions) $	Adj. EBITDA (in millions) $
2022	7,801,397	7,265,129	1,544,432	1,969,160	338.96	86.79	-4.841	83.709
2021	2,342,370	1,788,601	1,214,868	660,352	279.12	105.74	-1.172	60.623
2020	2,679,692	29,771,448	1,396,512	4,466,828	468.67	116.84	82.428	58.712

(1) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2022		2021		2020
	Joseph Ennen	Average Non-CEO NEOs	Joseph Ennen	Average Non-CEO NEOs	Joseph Ennen	Average Non-CEO NEOs
	$	$	$	$	$	$

Total Compensation from Summary Compensation Table	7,801,397	1,544,432	2,342,370	1,214,868	2,679,692	1,396,512

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(6,907,249)	(1,049,093)	(1,582,653)	(760,053)	(874,998)	(571,054)
Year-end fair value of unvested awards granted in the current year	8,319,596	1,313,452	735,289	318,364	3,733,536	1,841,698
Year-over-year difference of year-end fair values for unvested awards granted in prior years	926,983	92,586	(3,474,381)	(458,148)	20,135,238	1,459,113
Fair values at vest date for awards granted and vested in current year	-	-	-	-	-	-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(2,875,597)	67,784	3,767,975	345,320	4,097,980	340,559
Forfeitures during current year equal to prior year-end fair value	-	-	-	-	-	-
Dividends or dividend equivalents not otherwise included in total compensation	-	-	-	-	-	-
Total Adjustments for Equity Awards	(536,268)	424,728	(553,769)	(554,517)	27,091,756	3,070,316

Compensation Actually Paid (as calculated)	7,265,129	1,969,160	1,788,601	660,352	29,771,448	4,466,828

(2) Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives: Scott Huckins, Jill Barnett, Michael Buick, Chris Whitehair. These were the NEOs for 2022, 2021, and 2020.

(3) Reflects our peer group used for compensation benchmarking purposes as detailed on page 40 in the Compensation Discussion & Analysis. The compensation peer group was updated in 2021 to reflect companies that were better suited to SunOpta's size and business. At that time, Farmer Bros. Co., Flowers Foods, Inc., Darling Ingredients, Inc., and Sanderson Farms, Inc., were replaced with BellRing Brands, Inc., Beyond Meat, Inc., Utz Brands, Inc., and Vital Farms, Inc. If the prior peer group used in 2020 was used in the table above, cumulative TSR for 2020, 2021, and 2022 would have been $128.71, $145.70, and $123.38, respectively. TSR for Vital Farms is measured as of the date of their initial public offering in 2020. Sanderson Farms was taken private in 2022 and is excluded from the TSR calculation for 2022.

Financial Performance Measures

As described in greater detail in "Compensation Philosophy," the Company's executive compensation program reflects a pay‐for-performance philosophy. The metrics that the Company uses for both our long‐term and short‐term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link compensation actually paid to the Company's NEOs for the most recently completed fiscal year to the Company's performance are as follows:

  Adjusted EBITDA
  Total Shareholder Return
  Peer Group Total Shareholder Return

The Company generally seeks to incentivize long‐term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above.  Further information regarding our executive compensation program is provided above under the heading "Compensation Discussion and Analysis".

Relationship Between Pay and Performance

The charts show below present a graphical comparison of compensation actually paid to our CEO and the average compensation actually paid to our other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income, and (4) Adjusted EBITDA.

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Amended 2013 Stock Incentive Plan

The Company's Amended 2013 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee may promulgate rules and regulations for the operation of the Amended 2013 Stock Incentive Plan and related agreements and generally supervises the administration of the Amended 2013 Plan. See Proposal 4 - Approval of Amendments to the Amended 2013 Stock Incentive Plan for additional information regarding the Amended 2013 Plan.

Employee Stock Purchase Plan

Pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"), a total of 3,000,000 Common Shares have been reserved for the grant of options under the ESPP, subject to adjustment upon changes in capitalization of the Company.  The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Shares. It is the intention of the Company to have the ESPP qualify as an "Employee Stock Purchase Plan" under Section 423 of the United States Internal Revenue Code of 1986, as amended (the "Code").  The ESPP will continue in effect until June 30, 2025, unless sooner terminated by the Board.

Any person who has been continuously employed as an employee for 30 days and works at least 20 hours per week (each an "Employee") is eligible to participate, subject to the requirements and limitations of the ESPP. No Employee may be granted an option under the ESPP (i) if, immediately after the grant, such Employee (or any other person whose Common Shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Common Shares and/or hold outstanding options to purchase Common Shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds USD $25,000 or the Canadian equivalent based on the exchange rate on the previous December 31 (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

The ESPP is implemented by a series of "Offering Periods", namely the period of either 12 or 14 weeks commencing on March 1st, June 1st, September 1st and December 1st of each year (or at such other time or times as may be determined by the Board).  Each participant may elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than 1% and not more than 10% of such participant's compensation on each such payroll. On the last business day of each Offering Period (the "Exercise Date"), each eligible Employee participating in such Offering Period is granted the option to purchase a number of shares of the Common Stock determined by dividing such Employee's contributions accumulated prior to the Exercise Date by the applicable Exercise Price.  "Exercise Price" means, with respect to an Offering Period, an amount equal to the average of the closing price of the Common Shares for the period of five consecutive trading days ending on the last trading day of such Offering Period multiplied by 100%, minus 15%. Unless a participant withdraws from the ESPP, his or her option for the purchase of Common Shares will be exercised automatically on the last business day of the Offering Period, and the maximum number of full Common Shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated contributions in his or her account.

During a participant's lifetime, a participant's option to purchase Common Shares is exercisable only by him or her.  Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as a designated beneficiary provided herein) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be ineffective, except that the Company may treat such act as an election to withdraw funds from the ESPP.  Upon termination of the participant's employment for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto and his or her option will be automatically terminated.

The Board may at any time terminate or amend the ESPP.  No such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering Period may be terminated by the Board on an Exercise Date or by the Board's setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the ESPP.

In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain stockholder approval in such a manner and to such a degree as so required.  Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board is entitled to change the Offering Periods, change the discount factor between 0% and 15%, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than Canadian or United States dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the ESPP.

Annual Burn Rate

In accordance with the policies of the TSX, the following table sets out the burn rate of the awards granted under the Company's security-based compensation arrangements, namely the Stock Incentive Plans and Employee Stock Purchase Plan, as of the end of the fiscal year ended December 31, 2022, and for the two preceding fiscal years. The burn rate is calculated by dividing the number of securities granted under each security-based compensation agreement during the relevant fiscal year by the weighted-average number of Common Shares outstanding for the applicable fiscal year.

Compensation Plan	Fiscal 2022	Fiscal 2021	Fiscal 2020
Stock Incentive Plan	4.84%	1.18%	4.80%
Employee Stock Purchase Plan	*	*	*

*indicates less than 1% of the weighted-average number of Common Shares outstanding

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PROPOSAL FOUR - APPROVAL OF AMENDMENTS TO THE AMENDED 2013 STOCK INCENTIVE PLAN

Overview

The Company's 2013 Stock Incentive Plan was originally approved by shareholders in May 2013.  An amendment to the plan increasing the number of Common Shares reserved for issuance pursuant to the plan from 1,750,000 to 3,000,000 was approved by shareholders in May 2016 and in May 2017 the shareholders approved an amendment to the plan increasing the number of Common Share reserved for issuance pursuant to the plan from 3,000,000 to 6,800,000. Additionally, the shareholders approved further amendments to the plan in May 2019 in order to modify certain terms of the plan and increase the Common Shares reserved for issuance pursuant to the plan from 6,800,000 to 7,800,000. In June 2020, the shareholders approved additional amendments to the plan and increased the Common Shares reserved for issuance pursuant to the plan from 7,800,000 to 11,300,000 (the 2013 Stock Incentive Plan as amended through June 2020, the "Amended 2013 Plan").  As of March 24, 2023, there were 5,882,043 Common Shares subject to outstanding awards under the Amended 2013 Plan and only 198,785 Common Shares available for future grants.

The Board has reviewed the Amended 2013 Plan and determined that the current number of available Common Shares under the Amended 2013 Plan is insufficient to meet the Company's objectives with respect to its ability to attract and retain talented individuals on a going-forward basis. The Board also determined to make certain other amendments to the Amended 2013 Plan to, among other things, better align management and employee incentives with the interests of the Company.  As a result, on March 31, 2023 the Board approved, subject to shareholder and Toronto Stock Exchange approvals, certain amendments to the Amended 2013 Plan as reflected in the form of the Amended 2013 attached as Exhibit A (collectively, the "Proposed Amendments"). The Proposed Amendments increase the maximum number of Common Shares that can be issued by 4,500,000 Common Shares so that the total number of Common Shares reserved for issuance under the Amended 2013 Plan is 15,800,000.  The Proposed Amendments also include certain other changes to the Amended 2013 Plan as described below. The Board believes that increasing the number of Common Shares available for equity incentives is necessary to allow the Company to continue to utilize equity-based compensation awards to retain and attract the services of key individuals essential to the Company's growth and success. The Board also believes equity incentives enable participants to share in the Company's future success. In addition, in order to reinforce the link to shareholder interests and to encourage stock ownership, the Board has approved the Company's short-term incentive plan for 2023, similar to prior years, so that certain bonuses paid to executive officers and other management level employees are paid in shares rather than cash.

We are therefore asking our shareholders to approve the Proposed Amendments which would result in the following principal changes to the current Amended 2013 Plan, all as reflected in Exhibit A:

• The number of Common Shares reserved for purposes of the Amended 2013 Plan is increased by 4,500,000 shares, for a total number of 15,800,000 Common Shares reserved under the Amended 2013 Plan plus any shares available for grant under the Company's 2002 Stock Option Plan (the "Prior Plan");

• The maximum number of Full Value Awards (as defined below) is increased from 9,050,000 Common Shares to 13,550,000 Common Shares; and

• For awards granted under the Amended 2013 Plan after March 1, 2017, the Proposed Amendments require a minimum service period of one year from the grant date, subject to limited exceptions, including that this prohibition does not apply to (i) 5% of the sum of the number of Common Shares available under the  Amended 2013 Plan following the Meeting plus the number of additional shares that thereafter become available, (ii) up to 600,000 Common Shares at target performance pursuant to awards under the Company's 2019 short term incentive plan granted after March 1, 2019, (iii) up to 900,000 Common Shares at target performance pursuant to awards under the Company's 2020 short term incentive plan granted after May 1, 2020, and (iv) up to 1,200,000 Common Shares at target performance pursuant to awards under the Company's 2023 short term incentive plan granted after June 1, 2023.

The complete text of the Amended 2013 Plan, including and marked to reflect the Proposed Amendments, is attached to this Proxy Statement as Exhibit A.  The descriptions of the Amended 2013 Plan and the Proposed Amendments are qualified in their entirety by reference to Exhibit A.

Description of the Amended 2013 Plan and the Proposed Amendments

Eligibility. All natural persons who are employees, officers, directors, or consultants of the Company and its subsidiaries are eligible for selection for participation in the Amended 2013 Plan.

Administration. The Amended 2013 Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee may promulgate rules and regulations for the operation of the Amended 2013 Plan and related agreements and generally supervises the administration of the Amended 2013 Plan. The Committee determines the individuals to whom awards are made under the Amended 2013 Plan, the type of awards, the amount of the awards and the other terms and conditions of the awards. The Committee may also accelerate any exercise date, waive or modify any restriction with respect to an award or extend any exercise period, subject to the terms of the Amended 2013 Plan.

Types of Awards. The Amended 2013 Plan permits the Committee to grant a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards.

Shares Reserved for the Amended 2013 Plan. Assuming approval of the Proposed Amendments, a total of 15,800,000 Common Shares, plus any Common Shares available for grant under the Prior Plan and any additional Common Shares that become available for re-grant under the Prior Plan due to the cancelation or expiration of stock options, are reserved for issuance under the Amended 2013 Plan and only 13,550,000 Common Shares may be awarded as Full Value Awards. "Full Value Awards" are stock awards for which the recipient pays no cash consideration or cash consideration of less than the fair market value of the underlying shares as of the grant date (as determined in accordance with the Amended 2013 Plan), except that shares issued in lieu of cash compensation otherwise payable to a participant are not Full Value Awards.

Duration of the Amended 2013 Plan; Amendments. The Amended 2013 Plan will continue until all Common Shares available for issuance under the Amended 2013 Plan have been issued and all restrictions on such shares have lapsed. The Board has the power to suspend, terminate, modify or amend the Amended 2013 Plan at any time, except that shareholder approval is required to add additional shares to the Amended 2013 Plan, increase the number of shares that can be issued as Full Value Awards or amend the provision prohibiting option re-pricing. Except in connection with a change in capital structure or certain transactions, however, no change in an award already granted shall be made without the written consent of the award holder if the change would adversely affect the holder.

No Dividends on Unvested Awards.  No award granted under the Amended 2013 Plan shall provide for the payment of dividends on shares subject to the award before the shares have Vested.  However, dividends accumulated between the grant date of an award and the Vesting date on shares that become Vested under the award may be paid to the recipient at or after the time the shares become Vested.  "Vested" means that shares have been delivered to the recipient and are no longer subject to a substantial risk of forfeiture (as defined in regulations under Section 83 of the U.S. Internal Revenue Code of 1986, as amended (the "U.S. Code")).

Minimum Service Period.  Assuming approval of the Proposed Amendments, no award granted under the Amended 2013 Plan after March 1, 2017 shall become Vested if the recipient does not remain in the service of the Company until the first anniversary of the date of grant, unless the recipient's service is terminated as a result of the recipient's death or physical disability (as defined in the applicable award agreement), or such earlier Vesting occurs in connection with a Change in Control of the Company, as defined in and  to the extent permitted by the Amended 2013 Plan.  However, the foregoing prohibition shall not apply to (i) 5% of the sum of the number of Common Shares available for awards under the Amended 2013 Plan immediately following the 2017 annual meeting of shareholders plus the number of additional shares that thereafter become available, (ii) up to 600,000 Common Shares at target performance pursuant to awards under the Company's 2019 short term incentive plan granted after March 1, 2019, (iii) up to 900,000 Common Shares at target performance pursuant to awards under the Company's 2020 short term incentive plan granted after May 1, 2020, and (iv) up to 1,200,000 Common Shares at target performance pursuant to awards under the Company's 2023 short term incentive plan granted after June 1, 2023.

Restrictions on Change in Control Vesting.  No award granted under the Amended 2013 Plan after March 1, 2017 shall provide for any excuse from satisfaction of the continued service conditions of the award as a result of a Change in Control of the Company, except that an award agreement may excuse the recipient from the continued service obligation if:

i. the recipient's employment or service relationship is terminated by the employer or the Company without cause or by the recipient for good reason in connection with the Change in Control under terms specified in the award agreement; or

ii. the award is not converted into an award for stock of the surviving or acquiring corporation in the Change in Control transaction under terms specified in the award agreement or pursuant to the Further Amended 2013 Plan; provided that any performance-based awards and other awards with performance-based vesting provisions that are settled or for which vesting is accelerated in connection with a Change in Control are settled or accelerated either on a pro-rata basis based on time elapsed during the performance period from the grant date or with performance measured for a performance period ending prior to the Change in Control under terms specified in the award agreement.

A Change in Control is generally defined in the Amended  2013 Plan to include (i) any merger in which the holders of Common Shares immediately prior to the merger do not continue to hold at least 50% of the voting power of outstanding securities of the surviving corporation or its parent corporation immediately after the merger, (ii) any sale of all or substantially all of the assets of the Company, (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors")  cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or (iv) any person (other than the Company or any employee benefit plan sponsored by the Company), as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, has become the beneficial owner of 50% or more of the outstanding  Common Shares.

Stock Options. The Committee may grant stock options to eligible individuals under the Amended 2013 Plan. No employee or consultant may be granted options or stock appreciation rights for more than an aggregate of 1,500,000 Common Shares in any fiscal year. The Committee determines the individuals to whom options are granted, the exercise price of each option, the number of shares to be covered by each option, the period of each option, the times at which each option may be exercised, and whether each option is an Incentive Stock Option (intended to meet all of the requirements of an Incentive Stock Option as defined in Section 422 of the U.S. Code) or a non-statutory stock option. The exercise price of each option may not be less than 100% of the fair market value of the underlying shares on the date of grant, except that if a grantee of an Incentive Stock Option at the time of grant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the underlying shares on the date of grant. For purposes of determining the exercise price of options granted under the Further Amended 2013 Plan, the fair market value of the Common Shares will be deemed to be the closing price of the Common Shares as reported by NASDAQ, or such other reported value of the Common Shares as shall be specified by the Committee, on the date of grant. No monetary consideration will be paid to the Company upon the granting of options.

Options may be granted for varying periods established at the time of grant. Incentive Stock Options are non-transferable except in the event of the death of the holder. The Committee has discretion to allow non-statutory stock options to be transferred to immediate family members of the optionee, subject to certain limitations. Options will be exercisable in accordance with the terms of an option agreement entered into at the time of the grant. In the event of the death or other termination of an optionee's employment with the Company, the Amended 2013 Plan provides that, unless otherwise determined by the Committee, the optionee's options may be exercised for specified periods thereafter (12 months in the case of termination by reason of death or disability and 30 days in the case of termination for any other reason). The Amended 2013 Plan also provides that upon any termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

The purchase price for shares purchased pursuant to the exercise of options must be paid in cash or, with the consent of the Committee, in whole or in part in Common Shares. With the consent of the Committee, an optionee may request the Company to withhold shares from the exercise to cover required tax withholding or to satisfy the exercise price. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the Amended 2013 Plan will be reduced by the number of shares issued upon exercise of the option plus the number of shares, if any, withheld upon exercise to satisfy the exercise price or required tax withholding. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the Amended 2013 Plan.

Re-pricing Prohibition. The Amended 2013 Plan provides that, unless shareholder approval is obtained, no stock option may be (i) amended to reduce the exercise price, or (ii) canceled in exchange for cash, another award or any other consideration at a time when the exercise price of the option exceeds the fair market value of the Common Shares.

Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") to eligible individuals under the Amended 2013 Plan. SARs may, but need not, be granted in connection with an option. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of one common share over its fair market value on the date of grant (or, if granted in connection with an option, the exercise price per share under the option to which the SAR relates), multiplied by the number of shares covered by the portion of the SAR or option that is surrendered. The fair market value of the Common Shares on the date of exercise will be deemed to be the closing price of the Common Shares as reported by NASDAQ, or such other reported value of the Common Shares as shall be specified by the Committee, on the date of exercise, or if such date is not a trading day, then on the immediately preceding trading day. A SAR holder will not pay the Company any cash consideration upon either the grant or exercise of a SAR, except for tax withholding amounts upon exercise.

A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Shares valued at fair market value, or in cash, or partly in stock and partly in cash, as determined by the Committee. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the  Amended 2013 Plan. Upon the exercise of a SAR for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the SAR. Cash payments for SARs will not reduce the number of shares available for awards under the Amended 2013 Plan.

Stock Awards, including Restricted Stock and Restricted Stock Units. The Committee may grant Common Shares to eligible individuals as stock awards (including restricted stock and restricted stock units) under the Amended 2013 Plan. The Committee will determine the individuals to receive stock awards, the number of shares to be awarded, the time of the award and any consideration to be paid by the participant. Generally, no cash consideration (other than required tax withholding) will be paid by award recipients to the Company in connection with stock awards. Stock awards shall be subject to the terms, conditions and restrictions determined by the Committee. Restrictions may include restrictions concerning transferability, forfeiture of the shares issued, or such other restrictions as the Committee may determine. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not issued until after vesting conditions are satisfied. Upon the issuance of shares under a stock award after March 1, 2017, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued plus any shares withheld to satisfy tax withholding obligations.

Performance-Based Awards. The Committee may grant performance-based awards, payable in stock or cash as determined by the Committee. All or part of the Common Shares subject to the awards will be earned (or cash will be paid) if performance targets established by the Committee for the period covered by the award are met and the recipient satisfies any other requirements established by the Committee. The performance targets may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges. Performance-based awards may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, awards under which shares are not issued until the performance conditions are satisfied or as cash-based awards. No recipient may be granted in any fiscal year performance-based awards under which the maximum number of shares that may be issued exceeds 500,000 shares or the maximum dollar amount that may be paid exceeds $5,000,000. The payment of a performance-based award in cash shall not reduce the number of Common Shares reserved for issuance under the Amended 2013 Plan. Upon the issuance of shares under a performance-based award after March 1, 2017, the number of Common Shares reserved for issuance under the Amended 2013 Plan will be reduced by the number of shares issued plus any shares withheld to satisfy tax withholding obligations. The number of shares issued pursuant to stock awards and performance-based awards that are forfeited to the Company will become available for future grants under the Amended 2013 Plan.

Corporate Mergers. The Committee may make awards under the Amended 2013 Plan that have terms and conditions that vary from those specified in the Amended 2013 Plan when such awards are granted in substitution for, or in connection with the assumption of, existing awards made by another corporation and assumed or otherwise agreed to be provided for by the Company in connection with a corporate merger or other similar transaction to which the Company or an affiliated Company is a party.

Changes in Capital Structure. The Amended 2013 Plan provides that if the outstanding Common Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split or certain other events, appropriate adjustment will be made by the Board in the number and kind of shares available for grants under the Amended 2013 Plan and in all other share amounts set forth in the Amended 2013 Plan and in Stock Awards. In the event of a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, the Board, may, in its sole discretion, provide that outstanding awards under the Plan shall be treated in accordance with any of the alternatives set forth in the Amended 2013 Plan.

Limits on Non-Employee Director Compensation.  The total compensation paid or granted by the Company in any form (including cash and awards under the Amended 2013 Plan) to any non-employee director for service as a director for any fiscal year shall not exceed $500,000.  For this purpose, awards under the Plan shall be valued at the time of grant based on the grant date fair value as determined by the Company for financial accounting purposes.

U.S. Tax Consequences

Certain options authorized to be granted under the Amended 2013 Plan are intended to qualify as "Incentive Stock Options" for U.S. federal income tax purposes. Under U.S. federal income tax law in effect as of the date of this Proxy Statement, an optionee will recognize no regular income upon grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an optionee exercises an Incentive Stock Option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an optionee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a "disqualifying disposition"), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an Incentive Stock Option. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent the optionee realizes ordinary income.

Certain options authorized to be granted under the Amended 2013 Plan will be treated as non-statutory stock options for U.S. federal income tax purposes. Under U.S. federal income tax law in effect as of the date of this Proxy Statement, no income is generally realized by the grantee of a non-statutory stock option until the option is exercised. At the time of exercise of a non-statutory stock option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of a non-statutory stock option, the optionee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.  Any such gain or loss will be long-term capital gain or loss if the optionee has held the shares for more than one year after exercise and will otherwise be short-term capital gam or loss.

An individual who receives a stock award under the Amended 2013 Plan will generally realize ordinary income under U.S. federal tax law at the time the shares are transferred to the individual unless the shares are not substantially vested for purposes of Section 83 of the U.S. Code. Absent an election under Section 83(b), an individual who receives shares that are not substantially vested will realize ordinary income in each year in which a portion of the shares substantially vests. The amount of ordinary income recognized in any such year will be the fair market value of the shares that substantially vest in that year less any consideration paid for the shares. The Company will generally be entitled to a deduction in the amount includable as ordinary income by the recipient at the same time or times as the recipient recognizes ordinary income with respect to the shares. The Company is required to withhold income taxes on such income if the recipient is an employee.

Amended 2013 Plan Benefits

Information regarding stock options and PSUs granted in fiscal 2022 to NEOs under the current Amended 2013 Plan is set forth in "Grants of Plan-Based Awards during 2022" above. Information regarding RSUs granted in fiscal 2022 to non-employee directors under the current Amended 2013 Plan is set forth in "2022 Director Compensation" above.  Stock options for a total of 1,605,509 Common Shares, RSUs for a total of 57,543 of Common Shares and PSUs for a total of 926,622 Common Shares (at target level) were granted under the current Amended 2013 Plan in fiscal 2022 to all executive officers as a group.  Stock options for a total of 194,489 Common Shares, RSUs for a total of 311,276 Commons Shares and PSUs for a total of 1,469,449 Common Shares (at target level), were granted under the current Amended 2013 Plan in fiscal 2022 to employees who are not executive officers.  No stock options to acquire Common Shares were granted in fiscal 2022 to non-employee directors and RSUs for a total of 98,126 Common Shares and 73,509 Common Shares (in lieu of cash) were granted in fiscal 2022 to all non-employee directors as a group. All grants under the Amended 2013 Plan are subject to the discretion of the BoardAs of the date of this proxy statement, no determinations have been made with respect to any future awards and, except for the following awards the Company intends to grant under the Company's Short-Term Incentive Plan for 2023, future awards are not determinable.

Name and Position	Dollar Value (USD)	Number of Shares
Joseph Ennen	$975,000	119,485
Scott Huckins	$438,750	53,768
Jill Barnett	$252,000	30,882
Michael Buick	$247,200	30,294
Chris Whitehair	$210,000	25,735
Executive officers as a group	$2,590,450	317,454
Non-executive officers as a group	$6,488,365	795,016
Total	$9,078,815	1,112,470

Equity Compensation Plan Information

The following table provides information as at December 31, 2022, with respect to our Common Shares that may be issued under the Company's stock incentive and employee share purchase plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securities holders:
2013 Stock Incentive Plan	5,578,133 (1)	$6.58(3)	114,398
Employee Stock Purchase Plan	-		546,232
Equity compensation plans not approved by securities holders:
CEO and CFO Plan	1,952,420 (2)	$3.15(3)	-
Total	7,530,553	$5.51(3)	660,630

(1) Represents common shares of the Company issuable in respect of 2,698,357 stock options, 640,256 restricted stock units ("RSUs") and 2,239,520 performance share units ("PSUs") granted to selected employees and directors of the Company.

(2) Represents Common Shares issuable in respect of 1,222,243 stock options, 19,393 RSUs and 710,784 PSUs granted to the Chief Executive Officer and Chief Financial Officer of the Company as inducement awards outside of securityholder approved plans.

(3) Vested RSUs and PSUs entitle the holder to receive one Common Share per unit without payment of additional consideration. Accordingly, these units are disregarded for purposes of computing the weighted-average exercise price.

As at March 24, 2023: (i) options to purchase an aggregate of 3,880,837 Common Shares are outstanding, representing approximately 3.4% of the issued and outstanding Common Shares; (ii) RSUs to acquire an aggregate of 498,377 Common Shares are outstanding, representing approximately 0.4% of the issued and outstanding Common Shares; and (ii) PSUs to acquire an aggregate of up to 2,734,769 Common Shares are outstanding, representing approximately 2.4% of the issued and outstanding Common Shares.  As at March 24, 2023, a total of 198,785 Common Shares, representing approximately 0.2% of the issued and outstanding Common Shares, are available for grant under the Company's Amended 2013 Plan.

During the financial year ended December 31, 2022: (i) an aggregate of 69,457 options were exercised resulting in the issuance of an equivalent number of Common Shares; (ii) an aggregate of 549,754 RSUs vested resulting in the issuance of 315,003 Common Shares, net of Common Shares withheld for withholding taxes; (iii) an aggregate of 58,235 PSUs vested resulting in the issuance of 28,758 Common Shares, net of Common Shares withheld for withholding taxes; and (iv) an aggregate of 87,850 Common Shares were issued under the Employee Stock Purchase Plan.

Shareholder Approval

At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve the following resolution to approve the Proposed Amendments to the Amended 2013 Plan:

"BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS OF SUNOPTA INC. THAT:

1. the proposed amendments to the Company's Amended 2013 Stock Incentive Plan, as described in the Company's proxy statement dated April 14, 2023 and more specifically reflected in Exhibit A to such proxy statement, are hereby approved, ratified and confirmed in all respects;

2. the Company is hereby authorized to file the Amended 2013 Stock Incentive Plan, as further amended by the Proposed Amendments, with the Toronto Stock Exchange and make any revisions to the text of the Amended 2013 Stock Incentive Plan, as further amended by the Proposed Amendments, if and as required by the Toronto Stock Exchange; and

3. any director or officer of the Company is hereby authorized to take all such steps, actions and proceedings and to sign, execute and deliver all such documents that such director or officer may, in his or her discretion, determine to be necessary or desirable in order to give full force and effect to the intent and purpose of this resolution."

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR approval of the Proposed Amendments to the Amended 2013 Plan.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this resolution constitute a majority of the total votes cast on this resolution. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote.

PROPOSAL FIVE - AMENDMENT OF THE BY-LAWS

On February 28, 2023, the Board approved certain amendments (collectively, the "By-Law Amendments") to Sections 42 and 59 of the Company's general by-law no. 14 (the "By-Laws") as more specifically set forth below under "Board Recommendation and Resolution".

At the Meeting, we are asking shareholders to consider and, if they deem appropriate, to approve, an ordinary resolution confirming the By-Law Amendments (the "By-Law Amendment Resolution").

Proposed Amendment to Section 42 of the By-Laws related to composition of the Audit Committee

The amendment to Section 42 of the By-Laws is intended to better align the requirements of the By-Laws regarding the composition of the Company's audit committee (the "Audit Committee") with the requirements set forth in National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators ("NI 52-110") and in NASDAQ Rule 5605(c), and allows for flexibility if the definitions of "independent", "financially literate" and/or "financial expertise" in NI 52-110 or the NASDAQ rules are ever amended in the future.  More specifically, Section 42 of the By-Laws was originally drafted to reflect the audit committee composition requirements of a "distributing corporation" under the CBCA.  As the Company is now also a "reporting issuer" under applicable Canadian securities laws and its shares are listed on NASDAQ, the composition of the Audit Committee must also satisfy the requirements of NI 52-110 and NASDAQ Rule 5605(c).

The composition of the Audit Committee currently satisfies the aforementioned requirements and will not be impacted by the By-Law Amendment.

Proposed Amendment to Section 59 Relating to Shareholder Quorum Requirements

The amendment to Section 59 of the By-Laws is intended to ensure that the quorum requirements for meetings of shareholders conforms with current Institutional Shareholder Service ("ISS") voting guidelines and NASDAQ Rule 5620(c). Currently, the Company's By-Laws provide that a quorum of any meeting of any class of shareholders is the lesser of "all of the shareholders or two shareholders". The amendment to Section 59 of the By-Laws aligns with ISS voting guidelines, which require that the quorum requirement for shareholder meetings encourage wide-ranging participation from all shareholders and do not allow only one shareholder or a small group of shareholders to constitute a quorum.  Furthermore, the amendments will reflect applicable NASDAQ requirements, which require that a quorum be no less than 33 1/3% of the outstanding shares of the Company's common voting stock.

Historically, the Company has complied with NASDAQ rule 5602(c) at all meetings of shareholders even though the By-Laws provided for a lower quorum threshold.  As a result, this amendment to Section 59 of the By-Laws is not expected to have a material impact.

Shareholder Approval

At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve the following resolution confirming the amendments to Sections 42 and 59 of the By-Laws:

"BE IT RESOLVED AS AN ORDINARY RESOLUTION OF THE SHAREHOLDERS OF SUNOPTA INC. THAT:

1. the replacement of existing Section 42 of the By-Laws with the following amended Section 42 of the By-Laws is hereby confirmed:

42. Audit Committee. For so long as the Company is a reporting issuer under applicable Canadian securities laws or its securities are quoted for trading on NASDAQ, the board shall elect annually from among its number an audit committee to be composed of not fewer than three directors.  The composition of the audit committee shall comply with all independence, financial literacy, financial expertise, and other requirements applicable from time to time pursuant to the Act, Canadian securities laws, and NASDAQ rules. The audit committee shall have the duties and powers provided in the Act.

2. the replacement of existing Section 59 of the By-Laws with the following amended Section 59 of the By-Laws is confirmed:

59. Quorum.  At least two shareholders holding not less than one-third (33 1/3%) of the number of common shares of the Company then outstanding, personally present or represented by proxy, shall constitute a quorum of any meeting of any class of shareholders. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business.  If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 58 of this by-law with regard to notice shall apply to such adjournment."

Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends that the shareholders vote FOR the By-Law Amendment Resolution.

The By-Law Amendment Resolution will be approved if a quorum is present in person or by proxy at the Meeting and the votes cast in favor of this resolution constitute a majority of the votes cast on this resolution.  If shareholders do not approve the By-Law Amendment Resolution, the By-Law Amendments approved by the Board will immediately cease to be valid and will be of no further force or effect. Abstentions and broker non-votes are counted for purposes of determining whether a quorum existing at the Meeting, but will have no effect on the results of the vote.  Broker and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH INSIDERS AND RELATED PERSONS

The Audit Committee reviews any material transactions in which we are or will be a participant and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that the Audit Committee determines are in, or are not inconsistent with, our best interests and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction.

Except as described below, no informed person (as such term is defined in National Instrument 51-102 of the CSA), any proposed director of the Company or any associate or affiliate of the foregoing or any related person (as such term is defined in Item 404(a) of Regulation S-K) has or will have any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed fiscal year or in any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 or which otherwise has materially affected or would materially affect the Company or any of its subsidiaries.

Dean Hollis, who is the Chair of our Board and is nominated for re-election as a director, is a director of the board of The Hain Celestial Group, Inc. ("Hain"). While Mr. Hollis did not have a direct or indirect material interest in the following transactions, and the Company does not consider them to be related party transactions under its Related Party Transactions Policy, the Company had the following transactions with Hain in fiscal year 2022:

  Hain is a customer of the Company, and in fiscal year 2022, Hain paid $46,376.72 to the Company in the ordinary course of business, which represented less than .00005% of the consolidated revenues of the Company for fiscal year 2022 and less than .00003% of the consolidated net sales of Hain for its fiscal year 2022.

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EXECUTIVE OFFICERS

Joseph Ennen (Age 56) serves as Chief Executive Officer of the Company. Prior to his appointment on April 1, 2019 as the Company's Chief Executive Officer, Mr. Ennen served as President, CEO of Columbus Manufacturing, a food processing company specializing in artisanal salami and other prepared delicatessen meats, from early 2015 until its sale to Hormel Foods in December 2017. Before joining Columbus Manufacturing, Mr. Ennen was Senior Vice President and General Manager of Own Brands at Safeway, Inc., a leading supermarket chain, from 2009-2015. Prior to Safeway, Mr. Ennen spent four years as an executive at PepsiCo/Frito Lay Division, including Group Vice President, Innovation and Vice President Marketing, Core Brands.  In the past five years, Mr. Ennen has not served on any reporting issuer's Board of Directors.

Scott Huckins (Age 56) serves as Chief Financial Officer of the Company overseeing all financial reporting, compliance and corporate treasury activities. In July 2021, he also assumed the role of Interim General Manager of Fruit-Based Food and Beverage. He previously spent three years, from October 2016 through August 2019, as CFO of Claire's Stores Inc., where he led its recapitalization and change of ownership, implemented a series of large cost reduction initiatives, and actively managed the company's cash flow and working capital. Prior to Claire's, Mr. Huckins was the VP-Treasurer and President of Sears Re, a captive reinsurance company operating in Bermuda, from June 2012 until September 2016. At Sears, Mr. Huckins led a series of large financing transactions, and managed its liquidity, along with rating agency and banking relationships. In the past five years, Mr. Huckins has not served on any reporting issuer's Board of Directors.

Chris Whitehair (Age 58) serves as Senior Vice President of Supply Chain. Mr. Whitehair was previously Senior Vice President of Operations since joining the Company in April 2017.  Prior to his role at the Company, Mr. Whitehair was Senior Vice President of Operations at Treehouse Foods since 2015. Before joining Treehouse Foods, Mr. Whitehair was employed by Conagra Foods as Vice President of Operations and Supply Chain for Private Brands from 2012 to 2015 and Vice President of Operations for Snacks and International from 2005 to 2012. Since November 2022, Mr. Whitehair has served on the Board of Directors of Stryve Foods, Inc. (NASDAQ: SNAX).

Michael Buick (Age 48) serves as Senior Vice President and General Manager of Plant-Based Food and Beverage. Prior to joining the Company in February 2017, Mr. Buick was the General Manager of Trailmix and Bars Business Unit for Treehouse Foods from 2016 until 2017 and Marketing Director for Flagstone Foods (acquired by Treehouse Foods) from 2015 until 2016. Before working at Treehouse, Mr. Buick spent ten years working for Conagra Foods in various positions including Brand Director of Chef Boyardee from 2012 to 2015 and Brand Director of Private Label Wholesome Snacks from 2010 to 2012.  In the past five years, Mr. Buick has not served on any reporting issuer's Board of Directors.

Jill Barnett (Age 49) serves as Chief Administrative Officer, General Counsel and Corporate Secretary and is responsible for the legal affairs of the Company as well as human resources, ESG, and communications. Prior to her appointment to Chief Administrative Officer in September 2019, Ms. Barnett's position was General Counsel and Corporate Secretary since joining the Company in July 2014.  Before joining the Company, Ms. Barnett spent twelve years as in-house counsel for Best Buy Co., Inc. holding various positions and providing legal support to numerous areas of the business, including Best Buy's global sourcing and exclusive brands business.  In the past five years, Ms. Barnett has not served on any reporting issuer's Board of Directors.

Bryan Clark (Age 50) serves as Senior Vice President, Research & Development and Quality Assurance overseeing innovation, product development, food safety and quality.  Previously, he served as Vice President, R&D for the Plant-Based beverage business.  Before joining the company in 2017, Mr. Clark spent more than 17 years working with General Mills, holding various positions within the Innovation, Technology and Quality organizations.  In the past five years, Mr. Clark has not served on any reporting issuer's Board of Directors.

Rob Duchscher (Age 62) serves as Chief Information Officer and also oversees the Company's customer service and payroll functions. Prior to starting with the Company in March 2017, Mr. Duchscher served as Chief Information Officer at Starkey Hearing Technologies from January 2010 through February 2017, where he led the transformation of both the information technology and software engineering departments. Mr. Duchscher initially started at Starkey Hearing Technologies in April 2002 as Vice-President of Software Engineering and R&D PMO.  In the past five years, Mr. Duchscher has not served on any reporting issuer's Board of Directors.

Barend Reijn (Age 42) serves as Senior Vice President Global Sourcing. Previously, he served as Senior Vice President and General Manager of Fruit-Based Food and Beverage between September 2019 and July 2021. Prior to that, he served as Vice President, Sales and Procurement for Tradin Organics US between April 2014 and September 2019. In this role, Mr. Reijn was the head of fruit sourcing and trading for Tradin US, where he oversaw the growth of the business, including the development of an expansive supplier base and over 200 external customers. In the past five years, Mr. Reijn has not served on any reporting issuer's Board of Directors.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except insofar as they may be shareholders of the Company or as otherwise disclosed in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, any proposed nominee for election as a director of the Company or any associate or affiliate of such persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF SHAREHOLDERS;

SHAREHOLDER COMMUNICATIONS

The Company's shareholders may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and Section 137 of the CBCA. For such proposals to be included in the Company's proxy materials relating to its 2024 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 and the CBCA must be satisfied and, under the CBCA, such proposals must be submitted to the Company no earlier than December 27, 2023 and no later than February 25, 2024. Such proposals should be delivered to SunOpta Inc., Attn: Corporate Secretary, 7078 Shady Oak Road, Eden Prairie, Minnesota 55344.

Shareholders may recommend a person as a nominee for director by writing to the Secretary of the Company and providing the information required pursuant to the Advance Notice By-Law. Under SEC rules, notice of a nomination for the 2024 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 and Section 137 of the CBCA must be received by the Corporate Secretary of the Company at our principal executive offices at least 30 days prior to the date fixed by the Company for its next annual meeting of shareholders as required by the Advance Notice By-Law (unless such meeting is convened on less than 50 days' notice, in which case notice of any such nomination must be provided not later than the tenth day following public notice of the meeting date). The proxy solicited by the Board for the 2024 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal or nomination submitted by a shareholder at that meeting with respect to which the Company has received notice after such date.

Shareholders may communicate with the Board. Communications should be in writing and marked to the attention of the Board of Directors or any of its individual committees, or the Chair of the Board. Any such communications should be delivered to the Company at its U.S. executive offices located at 7078 Shady Oak Road, Eden Prairie, Minnesota 55344.

SOLICITATION OF PROXIES

Proxies solicited in connection with this proxy statement are being solicited by the Board. Proxies may be solicited by officers, directors and regular employees of the Company. None of the officers, directors or employees will be directly compensated for such services. Solicitations of proxies may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, the Notice and any additional solicitation material that the Company may provide to shareholders.

We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the Common Shares, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution.

FORM 10-K AND OTHER INFORMATION

The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the consolidated financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: SunOpta Inc., Attn: Corporate Secretary, 7078 Shady Oak Road, Eden Prairie, Minnesota 55344. The Annual Report on Form 10-K and additional information relating to the Company is also available at www.sunopta.com, on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Financial information is provided in the Company's comparative financial statements and MD&A for the fiscal year ended December 31, 2022.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We do not undertake any obligation to update our forward-looking statements after the date of this report for any reason, even if new information becomes available or other events occur in the future, except as may be required under applicable securities laws. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our periodic reports on Form 10-Q and Form 8-K.

Dated this 14th of April 2023.

By Order of the Board of Directors

/s/ Joseph Ennen
Joseph Ennen
Chief Executive Officer

EXHIBIT A

SUNOPTA INC.

AMENDED 2013 STOCK INCENTIVE PLAN

(as further amended ~~April 29, 2020~~March 31, 2023, subject to shareholder approval at the ~~2020~~ 2023 Annual and Special Meeting)

1. Purpose. The purpose of this 2013 Stock Incentive Plan (the "Plan") is to enable SunOpta Inc. (the "Company") to attract and retain the services of selected employees, officers, directors and consultants of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the "Employer") that is the Company, a parent or subsidiary of the Company or a corporation, limited liability company, partnership, joint venture or other entity in which the Company has an interest (each a "Covered Entity").

2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be ~~11,300,000~~15,800,000 shares plus (i) shares that are available under the Company's 2002 Stock Option Plan (the "Prior Plan") as of the Effective Date of the Plan (as defined in Section 3.1) and (ii) shares subject to outstanding options under the Prior Plan as of the Effective Date of the Plan if the options are cancelled or terminated or expire after the Effective Date of the Plan without the issuance of the shares subject to the options. If an option, stock appreciation right, Stock Award (as defined in Section 7) or Performance-Based Award (as defined in Section 9) granted under the Plan expires, terminates or is cancelled, the unissued shares thereto shall again be available under the Plan. If shares subject to a Stock Award or Performance-Based Award are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Notwithstanding any provision in the Plan, the maximum number of shares that can be issued under the Plan as Full Value Awards shall be ~~9,050,000~~13,550,000 shares. For purposes of the Plan, "Full Value Award" means a Stock Award (as defined in Section 7) for which the recipient pays no cash consideration or cash consideration of less than the fair market value of the underlying shares as of the grant date (as determined in accordance with Section 6.2-4), except that shares issued to a participant in lieu of cash compensation to which the participant is otherwise entitled are not Full Value Awards.

3. Effective Date and Duration of Plan.

3.1 Effective Date. The Plan shall become effective as of the date it is approved by shareholders of the Company (the "Effective Date of the Plan").

3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors of the Company ("Board of Directors") may suspend or terminate the Plan at any time except with respect to awards then outstanding or subject to restrictions under the Plan. Termination shall not affect any outstanding awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4. Administration.

4.1 Board of Directors. The Plan shall be administered by the Board of Directors, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the termination of any waiting period, accelerate any exercise or vesting date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2 Committee. The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the

Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 11.

4.3 No Dividends on Unvested Awards. No award granted under the Plan shall provide for the payment of dividends on shares subject to the award before the shares have Vested; provided, however, that dividends accumulated between the grant date of an award and the Vesting date on shares that become Vested under the award may be paid to the recipient at or after the time the shares become Vested. "Vested" means that shares have been delivered to the recipient and are no longer subject to a substantial risk of forfeiture (as defined in regulations under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

4.4 Minimum Service Period. No award granted under the Plan after March 1, 2017 shall become Vested if the recipient does not remain in the service of the Company until the first anniversary of the date of grant, unless the recipient's service is terminated as a result of the recipient's death or physical disability (as defined in the applicable award agreement), or such earlier Vesting occurs in connection with a Change in Control of the Company to the extent permitted by Section 4.5; provided, however, that the foregoing prohibition shall not apply to (i) five percent of the sum of the number of shares available for awards under the Plan immediately following the 2017 annual meeting of shareholders plus the number of additional shares that thereafter become available, (ii) up to 600,000 shares at target performance pursuant to awards under the Company's 2019 short term incentive plan granted after March 1, 2019, ~~and~~ (iii) up to 900,000 shares at target performance pursuant to awards under the Company's 2020 short term incentive plan granted after May 1, 2020, and (iv) up to 1,200,000 Common Shares at target performance pursuant to awards under the Company's 2023 short term incentive plan granted after June 1, 2023.

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 4.5 Restrictions on Change in Control Vesting. No award granted under the Plan after March 1, 2017 shall provide for any excuse from satisfaction of the continued service conditions of the award as a result of a Change in Control of the Company, except that an award agreement may excuse the recipient from the continued service obligation if:

i. the recipient's employment or service relationship is terminated by the employer or the Company without cause or by the recipient for good reason in connection with the Change in Control under terms specified in the award agreement; or

ii. the award is not converted into an award for stock of the surviving or acquiring corporation in the Change in Control transaction under terms specified in the award agreement or pursuant to Section 10.2 of the Plan; provided that any Performance-Based Awards and other awards with performance-based vesting provisions that are settled or for which vesting is accelerated in connection with a Change in Control are settled or accelerated either on a pro-rata basis based on time elapsed during the performance period from the grant date or with performance measured for a performance period ending prior to the Change in Control under terms specified in the award agreement.

4.6 Change in Control Definition. For purposes of the Plan, a "Change in Control" of the Company shall mean the occurrence of any of the following events:

i. The consummation of:

(1) any consolidation, merger or plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;

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ii. At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

iii. Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

5. Types of Awards, Eligibility, Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Code, as provided in Sections 6.1 and 6.2; (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 6.1 and 6.3; (iii) grant Stock Awards as provided in Section 7; (iv) grant stock appreciation rights as provided in Section 8; and (v) grant Performance-Based Awards as provided in Section 9. Awards may be made to natural persons who are employees, including employees who are officers or directors, officers, directors or consultants in the Company's service or the service of a Covered Entity, as selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The maximum number of shares that can be issued under the Plan as Incentive Stock Options is ~~11,300,000~~15,800,000 shares. No employee or consultant may be granted options or stock appreciation rights for more than an aggregate of 1,500,000 shares of Common Stock in any fiscal year. The total compensation paid or granted by the Company in any form (including cash and awards under the Plan) to any non-employee director for service as a director for any fiscal year shall not exceed $500,000. For this purpose, awards under the Plan shall be valued at the time of grant based on the grant date fair value as determined by the Company for financial accounting purposes.

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6. Option Grants.

6.1 General Rules Relating to Options.

6.1-1 Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

6.1-2 Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

6.1-3 Nontransferability. Except as provided below, each Incentive Stock Option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and during the optionee's lifetime, shall be exercisable only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option granted to an optionee to be on terms which permit transfer by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any transfer, (y) the stock option agreement pursuant to which the options are granted must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6.1-5 the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 6.1-4, shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

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6.1-4 Termination of Employment or Service.

6.1-4(a) General Rule. Unless otherwise determined by the Board of Directors, if an optionee's employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

6.1-4(b) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee, director or officer of the Company. Total disability shall be deemed to have occurred on the first day after the Company has made a determination of total disability.

6.1-4(c) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

6.1-4(d) Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

6.1-4(e) Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall terminate.

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6.1-4(f) Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-5 Purchase of Shares.

6.1-5(a) Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

6.1-5(b) Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value and other forms of consideration. With the consent of the Board of Directors, an optionee may pay the exercise price, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise shares of Common Stock valued at fair market value. The fair market value of Common Stock of the Company provided or withheld in payment of the purchase price shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

6.1-5(c) Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay the additional withholding amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock. The fair market value of Common Stock of the Company withheld or delivered to satisfy withholding obligation shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

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6.1-5(d) Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option plus any shares withheld in payment of the exercise price or to satisfy withholding requirements.

6.1-6 No Repricing. Except for actions approved by the shareholders of the Company or adjustments made pursuant to Section 10, the option price for an outstanding option granted under the Plan may not be decreased after the date of grant nor may the Company grant a new option or pay any cash or other consideration (including another award under the Plan) in exchange for any outstanding option granted under the Plan at a time when the option price of the outstanding option exceeds the fair market value of the Shares covered by the option.

6.2 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

6.2-1 Limitation on Amount of Grants. If the aggregate fair market value of stock, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non- Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2 Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

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6.2-3 Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.2-2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

6.2-4 Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock of the Company as reported on Nasdaq on the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors.

6.2-5 Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

6.2-6 Early Dispositions. If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

6.3 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Section 6.1 above:

6.3-1 Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Options at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock of the Company as reported on Nasdaq on the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors.

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6.3-2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

7. Stock Awards. The Board of Directors may issue shares, including restricted stock, or rights to receive shares, including restricted stock units, under the Plan ("Stock Awards") for any consideration, including services, determined by the Board of Directors. A restricted stock unit represents the right to receive one share of Common Stock subject to satisfaction of the conditions set forth in the applicable award agreement. Stock Awards shall be subject to the terms, conditions and restrictions determined by the Board of Directors and set forth in an award agreement. The terms may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued or awarded, deferral of the date for receipt of any shares and any other terms determined by the Board of Directors. The Company may require any recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold some of the shares to be issued or by delivering to the Company shares of Common Stock. The fair market value of Common Stock of the Company withheld to satisfy withholding obligations shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the shares are withheld, or if such date is not a trading day, then on the immediately preceding trading day. Upon the issuance of shares under a Stock Award after March 1, 2017, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued plus any shares withheld to satisfy tax withholding obligations.

8. Stock Appreciation Rights.

8.1 Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

8.2 Exercise.

8.2-1 General. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant or such higher amount as the Board of Directors shall determine (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the exercise price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subsection is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

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8.2-2 Time of Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (i) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (iii) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

8.2-3 Conditions. The Board of Directors may impose any conditions upon the exercise of a stock appreciation right or from time to time adopt rules affecting the rights of holders of stock appreciation rights. These rules may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of the rules as well as stock appreciation rights granted thereafter.

8.2-4 Fair Market Value. For purposes of this Section 8, the fair market value of the Common Stock shall be determined using the methods set forth in Section 6.1- 5(b).

8.2-5 Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors determines, the number of shares may be rounded downward to the next whole share.

8.2-6 Nontransferability. Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

8.2-7 Taxes. Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The fair market value of Common Stock of the Company withheld or delivered to satisfy withholding requirements shall be the closing price of the Common Stock of the Company as reported on Nasdaq or such other reported value of the Common Stock of the Company as shall be specified by the Board of Directors, on the date the stock appreciation right is exercised, or if such date is not a trading day, then on the immediately preceding trading day. Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the stock appreciation right. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

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9. Performance-Based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-Based Awards"). Performance- Based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

9.1 Award Period. The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the "Award Period").

9.2 Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

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9.3 Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

9.4 Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 500,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $5,000,000.

9.5 Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock.

9.6 Reduction of Reserved Shares. The payment of a Performance- Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. Upon the issuance of shares under a Performance-Based Award after March 1, 2017, the number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued plus any shares withheld to satisfy withholding obligations.

10. Changes in Capital Structure.

10.1 Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, appropriate adjustment shall be made in the number and kind of shares subject to Stock Awards as to which shares have not been issued and as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any adjustments made by the Board of Directors pursuant to this Section 10.1 shall be conclusive.

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10.2 Corporate Transactions. Unless otherwise provided at the time of grant, if during the term of an option, stock appreciation right or restricted stock unit award, there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then the Board of Directors, may, in its sole discretion, provide that outstanding awards under the Plan shall be treated in accordance with any of the following alternatives:

10.2-1 The option, stock appreciation right, restricted stock unit award shall be converted into an option, stock appreciation right or restricted stock unit award to acquire stock of the surviving or acquiring corporation in the applicable transaction for a total purchase price equal to the total price applicable to the unexercised portion of the option, stock appreciation right or restricted stock unit award, and with the amount and type of shares subject thereto and exercise price per share thereof to be conclusively determined by the Board of Directors, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by holders of Shares following the applicable transaction, and disregarding fractional shares;

10.2-2 The option, stock appreciate right or restricted stock unit shall be cancelled effective immediately prior to the consummation of the transaction, and, in full consideration of the cancellation, pay at such time or at other times as determined by the Board of Directors to the holder thereof an amount in cash, for each share subject to the award, equal to the value, as determined by the Board of Directors, of the award, provided that with respect to any outstanding option such value shall be equal to the excess of (A) the value, as determined by the Board of Directors, of the property (including cash) received by the holder of a share of stock as a result of the transaction over (B) the exercise price of such option; or

10.2-3 All unissued shares subject to restricted stock unit awards shall be issued immediately prior to the consummation of such transaction, all options and stock appreciation rights will become exercisable for 100 percent of the shares subject to the option or stock appreciation right effective as of the consummation of such transaction, and the Board of Directors shall approve some arrangement by which holders of options and stock appreciation rights shall have a reasonable opportunity to exercise all such options and stock appreciation rights effective as of the consummation of such transaction or otherwise realize the value of these awards, as determined by the Board of Directors. Any option or stock appreciation right that is not exercised in accordance with procedures approved by the Board of Directors shall terminate.

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10.3 Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, Stock Awards and Performance-Based Awards under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, Stock Awards and Performance-Based Awards or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a merger, combination consolidation, acquisition or similar corporate transaction. In the case of any award under this Section 10.3, shares issued or issuable in connection with the substitute award shall not be counted against the number of shares reserved under the Plan, but shall be governed by the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

11. Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect, except that shareholder approval shall be required to (i) increase the number of shares reserved for the Plan, (ii) increase the maximum number of shares that can be issued as Full Value Awards and (iii) amend Section 6.1-6 of the Plan. Except as provided in Section 10, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

12. Approvals. The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if issuance or delivery would violate state or federal securities laws.

13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer or the Company any right to be retained or employed by the Employer or the Company or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer or the Company.

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14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

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SunOpta™
Fueling the Future of Food

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:00 P.M. EDT on Tuesday, May 23, 2023 (or 4:00 P.M. on the afternoon before, excluding Saturdays, Sundays, and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 4:00 P.M. EDT on Tuesday, May 23, 2023 (or 4:00 P.M. EDT on the afternoon before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until Tuesday, May 23, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11665-P84137 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUNOPTA INC.

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 below and "FOR" the matters described in Proposals 2, 3, 4 and 5.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Dr. Albert Bolles	☐	☐	☐
1b. Rebecca Fisher	☐	☐	☐
1c. Joseph D. Ennen	☐	☐	☐
1d. Dean Hollis	☐	☐	☐
1e. Katrina Houde	☐	☐	☐
1f. Leslie Starr Keating	☐	☐	☐
1g. Diego Reynoso	☐	☐	☐
1h. Mahes S. Wickramasinghe	☐	☐	☐

	For	**Against**	**Abstain**
2. Appointment of Ernst & Young LLP	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Vote to Approve Amendments to Amended 2013 Stock Incentive Plan	☐	☐	☐
5. Amendment of Bylaw No. 14	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instruction to be executed.
I/We authorize you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Meeting.
If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V11666-P84137

SUNOPTA INC.

This proxy is solicited by the Board of Directors of SunOpta Inc. (the "Company") for use at the Annual and Special Meeting of Shareholders of the Company to be held virtually on May 25, 2023 at 3:00 P.M. EDT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof.

You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.

If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, USA 11717, prior to 4:00 P.M., EDT on Tuesday, May 23, 2023 (or 4 P.M. on the afternoon, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used).

Appointment of Proxy:
I/We, being registered shareholder(s) of the Company hereby appoint(s): Scott Huckins, Chief Financial Officer and Jill Barnett, Chief Administrative Officer and Secretary, or either of them, both officers of the Company;

OR

Print the name of the person you are appointing as your proxy if this person is someone other than Scott Huckins or Jill Barnett;

as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name of the undersigned shareholder as follows:

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 on the reverse side and "FOR" the matters described in Proposals 2, 3, 4 and 5 on the reverse side.

Continued and to be signed on reverse side